CONFIDENTIAL:  Annexes B, C and D and
          Schedules 1, 2, 3 and 4 of this Lease
          Agreement are subject to Restrictions on Dissemination Set Forth in Section 18 of the
          Participation Agreement (as defined herein).

- -----------------------------------------------------------------


                       LEASE AGREEMENT 104

                    Dated as of July 15, 1994

                             Between

                  FIRST SECURITY BANK OF UTAH,
                      NATIONAL ASSOCIATION,
                 Not in its Individual Capacity,
              except as expressly provided herein,
                  but solely as Owner Trustee,

                             Lessor

                               and

                   CONTINENTAL AIRLINES, INC.,

                             Lessee
             _______________________________________

                One Boeing Model 757-224 Aircraft
        Bearing United States Registration No. N17104 and
             Bearing Manufacturer's Serial No. 27294
       with two Rolls-Royce Model RB211-535E4-B-37 Engines
    Bearing Engine Manufacturer's Serial Nos. 31268 and 31269

- -----------------------------------------------------------------

     The right, title and interest of Lessor in and to, among other things, this Lease Agreement has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, a Delaware banking corporation, as Mortgagee, under the Trust Indenture and Mortgage 104, dated as of July 15, 1994, for the benefit of the holders of the Loan Certificates referred to in such Trust Indenture, all to the extent provided in such Trust Indenture. This Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor's right, title and interest in and to this Lease Agreement may be perfected through the delivery or possession of any counterpart of this Lease Agreement other than the counterpart of this Lease Agreement that contains the original receipt executed by Wilmington Trust Company, as Mortgagee.

                            CONTENTS


  SECTION 1.   DEFINITIONS AND CONSTRUCTION. . . . . . . . 1

  SECTION 2.   DELIVERY AND ACCEPTANCE . . . . . . . . . . 1

         2.1   Delivery and Lease of Aircraft. . . . . . . 1
         2.2   Acceptance by Lessee. . . . . . . . . . . . 1

  SECTION 3.   TERM AND RENT . . . . . . . . . . . . . . . 2

         3.1   Term. . . . . . . . . . . . . . . . . . . . 2
         3.2   Rent. . . . . . . . . . . . . . . . . . . . 2
         3.3   Payments. . . . . . . . . . . . . . . . . . 5

  SECTION 4.   DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR;
               SECTION 1110 MATTERS. . . . . . . . . . . . 6

         4.1   Computation of Stipulated Loss and
               Termination Values. . . . . . . . . . . . . 6
         4.2   Disclaimer. . . . . . . . . . . . . . . . . 6
         4.3   Certain Agreements of Lessor. . . . . . . . 7
         4.4   Quiet Enjoyment . . . . . . . . . . . . . . 8
         4.5   Investment of Funds Held as Security. . . . 8
         4.6   Title Transfers by Lessor . . . . . . . . . 9
         4.7   Lessor's Interest in Certain Engines. . . . 9
         4.8   Lease For U.S. Federal Income Tax Law
               Purposes; Section 1110 of Bankruptcy
               Code. . . . . . . . . . . . . . . . . . . .10

  SECTION 5.   RETURN OF AIRCRAFT. . . . . . . . . . . . .10

         5.1   Compliance with Annex B . . . . . . . . . .10
         5.2   Storage and Related Matters . . . . . . . .11
         5.3   Return of Other Engines . . . . . . . . . .11
         5.4   Failure to Return Aircraft. . . . . . . . .11

  SECTION 6.   LIENS . . . . . . . . . . . . . . . . . . .12

  SECTION 7.   REGISTRATION, OPERATION, POSSESSION,
               SUBLEASING AND RECORDS. . . . . . . . . . .13

         7.1   Registration and Operation. . . . . . . . .13
         7.2   Possession. . . . . . . . . . . . . . . . .15
         7.3   Certain Limitations on Subleasing or
               Other Relinquishment of Possession. . . . .21

  SECTION 8.   MAINTENANCE; REPLACEMENT AND POOLING OF
               PARTS; ALTERATIONS, MODIFICATIONS AND
               ADDITIONS; OTHER LESSEE COVENANTS . . . . .22

         8.1 Maintenance; Replacement and Pooling of Parts; Alterations, Modifications and
               Additions . . . . . . . . . . . . . . . . .22
         8.2   Information, Certificates, Notices and
               Reports . . . . . . . . . . . . . . . . . .22
         8.3   Certain Agreements of Lessee. . . . . . . .25

  SECTION 9.   VOLUNTARY TERMINATION UPON OBSOLESCENCE . .25

         9.1   Right of Termination. . . . . . . . . . . .25
         9.2   Election by Lessor to Sell. . . . . . . . .26
         9.3   Retention of Aircraft by Lessor . . . . . .29

 SECTION 10.   LOSS, DESTRUCTION, REQUISITION, ETC.. . . .30

        10.1   Event of Loss With Respect to Aircraft. . .30
        10.2   Event of Loss With Respect to an Engine . .33
        10.3   Conditions to any Replacement . . . . . . .33
        10.4   Conveyance to Lessee. . . . . . . . . . . .37
        10.5   Application of Payments . . . . . . . . . .37
        10.6   Requisition of Aircraft for Use . . . . . .38
        10.7   Requisition of an Engine for Use. . . . . .38
        10.8   Application of Payments . . . . . . . . . .39
        10.9   Application of Payments During Existence
               of Default. . . . . . . . . . . . . . . . .39

 SECTION 11.   INSURANCE . . . . . . . . . . . . . . . . .39

        11.1   Lessee's Obligation to Insure . . . . . . .39
        11.2   Lessor's Right to Maintain Insurance. . . .40
        11.3   Insurance for Own Account . . . . . . . . .40
        11.4   Indemnification by Government in Lieu of
               Insurance . . . . . . . . . . . . . . . . .40
        11.5   Application of Insurance Proceeds . . . . .41
        11.6   Application of Payments During Existence
               of Default. . . . . . . . . . . . . . . . .41

 SECTION 12.   INSPECTION. . . . . . . . . . . . . . . . .42

 SECTION 13.   ASSIGNMENT; MERGER; SUCCESSOR OWNER
               TRUSTEE . . . . . . . . . . . . . . . . . .43

        13.1   In General. . . . . . . . . . . . . . . . .43
        13.2   Merger of Lessee. . . . . . . . . . . . . .43
        13.3   Assignment Security for Lessor's
               Obligations . . . . . . . . . . . . . . . .44
        13.4   Successor Owner Trustee . . . . . . . . . .45

 SECTION 14.   LEASE EVENTS OF DEFAULT . . . . . . . . . .45

        14.1   Payments. . . . . . . . . . . . . . . . . .46
        14.2   Insurance . . . . . . . . . . . . . . . . .46
        14.3   Corporate Existence . . . . . . . . . . . .46
        14.4   Certain Covenants . . . . . . . . . . . . .46
        14.5   Other Covenants . . . . . . . . . . . . . .46
        14.6   Representations and Warranties. . . . . . .47
        14.7   Bankruptcy and Insolvency . . . . . . . . .47

 SECTION 15.   REMEDIES AND WAIVERS. . . . . . . . . . . .48

        15.1   Remedies. . . . . . . . . . . . . . . . . .48
        15.2   Limitations Under CRAF. . . . . . . . . . .51
        15.3   Right to Perform for Lessee . . . . . . . .52
        15.4   Determination of Fair Market Rental
               Value and Fair Market Sales Value . . . . .52
        15.5   Lessor Appointed Attorney-in-Fact . . . . .53
        15.6   Remedies Cumulative . . . . . . . . . . . .53

 SECTION 16.   LESSEE'S OBLIGATIONS; NO SETOFF,
               COUNTERCLAIM, ETC.. . . . . . . . . . . . .54

 SECTION 17.   RENEWAL AND PURCHASE OPTIONS. . . . . . . .55

        17.1   Notices Generally . . . . . . . . . . . . .55
        17.2   Renewal Options . . . . . . . . . . . . . .56
        17.3   Purchase Option . . . . . . . . . . . . . .58
        17.4   Appraisals. . . . . . . . . . . . . . . . .59

 SECTION 18.   MISCELLANEOUS . . . . . . . . . . . . . . .60

        18.1   Amendments. . . . . . . . . . . . . . . . .60
        18.2   Severability. . . . . . . . . . . . . . . .60
        18.3   Survival. . . . . . . . . . . . . . . . . .60
        18.4   Reproduction of Documents . . . . . . . . .61
        18.5   Counterparts. . . . . . . . . . . . . . . .61
        18.6   No Waiver . . . . . . . . . . . . . . . . .61
        18.7   Notices . . . . . . . . . . . . . . . . . .61
        18.8   GOVERNING LAW; SUBMISSION TO
               JURISDICTION; VENUE . . . . . . . . . . . .62
        18.9   Third-Party Beneficiary . . . . . . . . . .64
       18.10   Entire Agreement. . . . . . . . . . . . . .65


ANNEXES, EXHIBITS AND SCHEDULES

  ANNEX A      Definitions
  ANNEX B      Return Conditions
  ANNEX C      Maintenance
  ANNEX D      Insurance
  EXHIBIT A    Form of Lease Supplement
  SCHEDULE 1   Certain Terms
  SCHEDULE 2   Basic Rent
  SCHEDULE 3   Stipulated Loss Value Schedule
  SCHEDULE 4   Termination Value Schedule
  SCHEDULE 5   Permitted Air Carriers
  SCHEDULE 6   Placards

                       LEASE AGREEMENT 104


     LEASE AGREEMENT 104, dated as of July 15, 1994 (this "Agreement" or "Lease"), between (a) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1 below) ("Lessor" or "Owner Trustee"), and (b) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee").

                            RECITALS

     A.  Lessor and Lessee are parties to the Participation
Agreement, pursuant to which, among other things, Lessor and Lessee have agreed to enter into this Agreement.

     B. Pursuant to the Trust Agreement, Owner Participant has authorized Lessor to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2.  DELIVERY AND ACCEPTANCE

     2.1  Delivery and Lease of Aircraft

     Lessor hereby agrees to lease to Lessee for the Term and Lessee hereby agrees to lease from Lessor for the Term, the Aircraft, commencing immediately upon acquisition of the Aircraft by Lessor pursuant to the Purchase Agreement Assignment.

     2.2  Acceptance by Lessee

     (a) By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that (i) Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Agreement, (ii) Lessee has duly and irrevocably accepted the Aircraft as being in satisfactory condition and in good working order, without defect in design, operation or fitness for use, whether or not discoverable by Lessee as of the Delivery Date, and (iii) the Aircraft has been duly marked in accordance with
Section 7.1.3(a).

     (b) Lessor has authorized one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft on behalf of Lessor pursuant to the Purchase Agreement Assignment and the Participation Agreement. Lessee hereby agrees that if delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement.

SECTION 3.  TERM AND RENT

     3.1  Term

     The Aircraft shall be leased hereunder for the Term, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement. Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Section 17, for the Renewal Lease Term.

     3.2  Rent

          3.2.1     Basic Rent; Adjustments to Basic Rent,
                    Stipulated Loss Value and Termination Value

     (a) During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date, in the manner and in funds of the type specified in Section 3.3, Basic Rent in advance (or, with respect to the installment of Basic Rent due on the Commencement Date, in advance and in arrears as specified in Schedule 2) and in the amount equal to the percentage of Lessor's Cost specified in
Schedule 2 for such Payment Date, as such amount may be adjusted pursuant to Section 3.2.1(b). The advance payment component of the installment of Basic Rent due on the Commencement Date and, thereafter, each installment of Basic Rent shall, for all purposes hereof (including, without limitation, for purposes of Section 467 of the Code), be accrued on a daily basis over the three-month period beginning on the Payment Date on which such installment is scheduled to be made; and as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements, Lessee hereby grants to Lessor a security interest in all amounts of Basic Rent which may be paid but unaccrued hereunder from time to time.

     (b) The percentages of (i) Basic Rent, Stipulated Loss Value and Termination Value set forth in Schedules 2, 3 and 4, respectively, shall be appropriately adjusted (upward or downward) in the manner set forth in Section 3.2.1(c), (1) to reflect any Post-Delivery Change in Tax Law (but without any optimization of the Amortization Schedule as provided for under
Section 9 of the Participation Agreement), or (2) to reflect any optimization of the Amortization Schedule pursuant to Section 9 of the Participation Agreement requested by Lessee concurrently with or subsequent to any adjustment under the clause (1) above, or (3) as contemplated in Section 13 of the Participation Agreement, to reflect a transaction described in, and subject to the terms and conditions of such Section 13 or (4) to reflect the resetting of the rate of interest on the Loan Certificates as provided in Schedule 5 to the Participation Agreement and
(ii) Stipulated Loss Value and Termination Value shall be adjusted and recomputed in accordance with, and to the extent required by, the Tax Indemnity Agreement. Any adjustment described in this Section 3.2.1(b) shall be set forth in a Lease Supplement to be prepared by Lessor, executed and delivered by Lessor and Lessee, and filed with the FAA by Lessor, all at the sole cost and expense of Lessee, and a copy of such Lease Supplement shall be provided to Mortgagee; provided, however, that the execution, delivery and filing of such Lease Supplement shall not be a condition to the effectiveness of any adjustment required by the terms hereof.

     (c) All adjustments pursuant to Section 3.2.1(b) shall be made as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment, but in any event in the case of a Post-Delivery Change in Tax Law, not later than the end of the 14th month following the month in which the Delivery Date occurs. All such adjustments shall be made in a manner that, after taking into account any optimization of the Amortization Schedule pursuant to Section 9 of the Participation Agreement, (i) maintains the Net Economic Return to Owner Participant and (ii) to the extent possible consistent with clause (i), minimizes the Net Present Value of Rents to Lessee; provided, however, that payments of Basic Rent hereunder shall, notwithstanding any such adjustment, be payable in consecutive quarterly installments, subject always to the provisions of
Section 3.2.1(e). Any recalculation of the percentages of Basic Rent, Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to verification at the request of Lessee in accordance with this Section 3.2.1(c), on the basis of the same methodology and assumptions used by Owner Participant in determining the percentages of Basic Rent, Stipulated Loss Value and Termination Value as of the Delivery Date (including compliance with Revenue Procedures 75-21 and 75-28 and Section 467 of the Code), except as such assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments shall (y) be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and to avoid any additional risk of such characterization and (z) be in compliance with the requirements of Revenue Procedure 75-21 and Sections 4.02(5), 4.07(l) and, on a prospective basis, 4.08(1) of Revenue Procedure 75-28.

     (d) If Lessee believes that any calculations by Owner Participant pursuant to Section 3.2.1(c) are in error, and if, after consultation, Lessee and Owner Participant are unable to agree on an adjustment, then a nationally recognized firm of accountants selected by Owner Participant and reasonably satisfactory to Lessee (which may be Owner Participant's independent public accountants) shall verify such calculations. Owner Participant will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in Section 3.2.1(c) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such accountants, provided that if it results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by more than twenty basis points from the remaining Net Present Value of Rents as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

     (e) Notwithstanding anything to the contrary in any Operative Agreement, the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Loan Certificates prior to such Date), the aggregate principal amount of scheduled installments due on the Loan Certificates outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Loan Certificates; provided, however, that no installment of Basic Rent shall be increased to the extent such increase would be based upon (i) any judicial attachment or diversion of Basic Rent on account of Lessor Liens attributable to Lessor or Owner Participant, (ii) any modification of the amount or due date of any scheduled payment required to be made in respect of the Loan Certificates, other than as required or permitted by any Operative Agreement (including, without limitation, as permitted upon the occurrence of a Lease Event of Default) or (iii) the acceleration of any Loan Certificate or Loan Certificates due solely to the occurrence of an Indenture Event of Default that does not constitute a Lease Event of Default.

          3.2.2     Supplemental Rent

     Lessee shall pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 12:00 noon, New York City time, on the date when due, for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

     3.3  Payments

     (a) Payments of Rent and any and all other amounts payable by Lessee hereunder and under any other Operative Agreement shall be paid by wire transfer of immediately available Dollars, not later than 12:00 noon, New York City time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement or to such other account in the United States as directed by Lessor to Lessee in writing or, in the case of any payment of Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee.

     (b) Except as otherwise expressly provided herein, whenever any payment of Rent, or any other amount payable under this Agreement, the Participation Agreement or any other Operative Agreement shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

     (c) So long as the Trust Indenture has not been discharged pursuant to Section 10.01 thereof, and notwithstanding
Section 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in
Schedule 1 to the Participation Agreement, or to such other account in the United States as Mortgagee may specify by written notice to Lessor and Lessee from time to time.

     (d) Excluded Payments shall be paid by wire transfer of immediately available Dollars to the account of the person specified in the Participation Agreement or, if not so specified, to such account in the United States as may be specified by such person by written notice to Lessor and Lessee from time to time.

     (e) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve
30-day months.

SECTION 4.     DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION
               1110 MATTERS

     4.1  Computation of Stipulated Loss and Termination Values

     Lessor and Lessee acknowledge and agree that, notwithstanding the second sentence of Section 3.2.1(a), the percentages set forth in Schedules 3 and 4 hereto, with respect to Stipulated Loss Value Dates and Termination Value Dates which are not Payment Dates, have been computed on the assumption that the Basic Rent payable on the Payment Date immediately preceding any such Stipulated Loss Value Date or Termination Value Date, as the case may be, has been paid to and will be retained by Lessor, such that if such computations did not assume payment and retention of such Basic Rent, the Stipulated Loss Values and Termination Values corresponding to such Stipulated Loss Value Dates and Termination Value Dates, respectively, would be commensurately higher than those set forth in Schedules 3 and 4 hereto.

     4.2  Disclaimer

     LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE AND ANY PARTICIPANT (i) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, AND (iii) NONE OF LESSOR, MORTGAGEE AND ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ANY WARRANTY, REPRESENTATION, GUARANTY, LIABILITY AND OBLIGATION OF LESSOR, MORTGAGEE AND ANY PARTICIPANT AND ANY RIGHT, CLAIM AND REMEDY OF LESSEE AGAINST SUCH PARTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, AS TO:

     (w) THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER,

     (x)  THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT
          TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY
          OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER,

     (y)  THE ABSENCE OF LATENT OR ANY OTHER DEFECT OR
          NONCONFORMANCE IN THE AIRFRAME, ANY ENGINE, ANY PART,
          ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
          TRANSFERRED HEREUNDER, WHETHER OR NOT DISCOVERABLE, OR

     (z)  THE ABSENCE OF ANY ACTUAL OR ALLEGED INFRINGEMENT OF
          ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE.

LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND RENOUNCES ANY LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION BASED ON TORT, INCLUDING STRICT LIABILITY, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF LESSOR, MORTGAGEE OR ANY PARTICIPANT, ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER.

     4.3  Certain Agreements of Lessor

     Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

     4.4  Quiet Enjoyment

     So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not interfere with Lessee's rights hereunder to possession and use of the Aircraft during the Term. The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to Section 16, which obligations are absolute and unconditional.

     4.5  Investment of Funds Held as Security

            4.5.1    Investment

     Any moneys required to be paid to or retained by Lessor that are not required to be paid to Lessee pursuant to Section 10.9 or
11.6 solely because a Lease Default or a Lease Event of Default shall have occurred and be continuing, or that are held by Lessor pending payment to Lessee pursuant to Section 10.5, 10.8 or 11.5, or that are required to be paid to Lessee pursuant to
Section 10.5, 10.8 or 11.5 after completion of a replacement to be made pursuant to Sections 10.1, 10.2 and 10.3, shall, until paid to Lessee as provided in Section 10 or 11 or applied as provided herein, be held by Lessor as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements (and Lessee hereby grants to Lessor a security interest in such moneys) and shall be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, by or as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor using its best efforts; provided, that so long as the Lien of the Trust Indenture shall not have been discharged under Section 10.01 thereof, such moneys shall be invested and held by Mortgagee, as assignee of Lessor, as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements and shall be invested by Mortgagee pursuant to the first sentence of
Section 5.09 of the Trust Indenture.

            4.5.2    Payment of Gain or Loss

     Any net gain (including interest received) realized as the result of investments pursuant to Section 4.5.1 (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4.5.1 above.

            4.5.3    Limitation of Liability

     All investments under this Section 4.5, and under the first sentence of Section 5.09 of the Trust Indenture, shall be at the expense and risk of Lessee, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this
Section 4.5, or under the first sentence of Section 5.09 of the Trust Indenture, other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor without instructions whenever such sale is necessary to make a distribution required by this Lease or the Trust Indenture.

     4.6  Title Transfers by Lessor

     If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to Section 5.3, 9, 10 or 17.2, then (a) Lessor shall
(1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, (2) assign to Lessee or such other person, as the case may be, if and to the extent permitted under the Purchase Agreement, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens attributable to Lessor or Owner Participant, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, as aforesaid, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessor and Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may be) may reasonably request.

     4.7  Lessor's Interest in Certain Engines

     In the event Lessee shall have received from the lessor, conditional seller, indenture trustee or secured party of any airframe leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement a written agreement complying with clause (b) of Section 7.2.5, Lessor hereby agrees for the benefit of such lessor, conditional seller, indenture trustee or secured party that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

     4.8  Lease For U.S. Federal Income Tax Law Purposes; Section
1110 of Bankruptcy Code

     (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines and Parts.

     (b) It is the intention of each of Lessee and Lessor that Lessor (and Mortgagee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in this Lease, and in any instance where more than one construction of the terms and conditions of this Lease or any other pertinent Operative Agreement is possible, or of the facts and circumstances underlying the transactions contemplated herein or therein, Lessor and Lessee agree that a construction which would create and preserve such benefits shall control over any construction which would not create and preserve such benefits.

     (c) Lessor and Lessee agree that, for all purposes of applicable Law, this Lease constitutes an agreement of lease and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft, Airframe, Engines, Parts or Aircraft Documents except as a lessee only.

SECTION 5.  RETURN OF AIRCRAFT

             5.1    Compliance with Annex B

     Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this
Section 5 and of Annex B, are of the essence of this Lease and the transactions contemplated herein.

     5.2  Storage and Related Matters

     If Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will promptly (and in any event within ten (10) days following such request) provide Lessor, or cause Lessor to be provided, with outdoor storage facilities for the Aircraft for a period not exceeding one hundred eighty (180) days, commencing on the date of such return, at Mojave, California or Marana, Arizona, as Lessor may specify, or if Lessor elects not to store the Aircraft at either of such locations, then the Aircraft shall be stored at such storage facility in the 48 contiguous states of the United States as Lessee may select and which is used as a location for the storage of large commercial aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such storage period. Such storage shall be at Lessor's risk (subject to Lessee's insurance obligations, as aforesaid); provided that Lessee shall pay all applicable storage fees; and provided further that Lessee's obligation to provide storage shall be subject to Lessor entering into an agreement prior to the commencement of the storage period with the storage facility which agreement shall provide, among other things, that Lessor shall bear all maintenance charges (other than maintenance required as a result of Lessee's failure to comply with the provisions of Annex B hereto) and all storage fees incurred after the initial 180 day storage period. In addition, upon the return of the Aircraft, Lessor shall have no obligation with respect to the amount of any fuel or oil contained in the fuel or oil tanks of the Aircraft.

     5.3  Return of Other Engines

     In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, such Engine shall be deemed to have suffered an Event of Loss as of the sixty-first day prior to the date of such return, with the effect that Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto.

     5.4  Failure to Return Aircraft

     If Lessee shall, for any reason whatsoever, fail to return the Aircraft and the Aircraft Documents at the time specified herein, all obligations of Lessee under this Lease shall continue in effect with respect to the Aircraft until the Aircraft is returned to Lessor; provided, however, that this Section 5.4 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or the Aircraft Documents in accordance with the requirements hereof or constitute, or be deemed to constitute, a waiver of any Lease Event of Default resulting from Lessee's failure to return the Aircraft or the Aircraft Documents or otherwise.

SECTION 6.  LIENS

     Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine, any Part or any Aircraft Documents, title to any of the foregoing or any interest therein, or this Lease or any interest of Lessor herein, or any amount payable hereunder, including, without limitation, any Rent, except (a) the respective rights of Lessor, Mortgagee, the Participants or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens attributable to Owner Trustee (both in its capacity as trustee under the Trust Agreement and in its individual capacity), Mortgagee (both in its capacity as trustee under the Trust Indenture and in its individual capacity) or Owner Participant; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7.2 and 7.3 and Section F of Annex C; (d) Liens for Taxes of Lessee (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Lessee Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor, Mortgagee or any Participant; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor, Mortgagee or any Participant; and (f) Liens arising out of any judgment or award against Lessee (or any Permitted Sublessee), so long as such judgment shall, within 30 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 30 days after the expiration of such stay, and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor, Mortgagee or any Participant. Lessee shall promptly take such action as may be necessary duly to pay, satisfy, remove and discharge any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine, any Part, the Aircraft Documents or all or any other part of the Trust Estate and shall promptly provide to Lessor evidence of such payment, satisfaction, removal or discharge.

SECTION 7.   REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND
             RECORDS

     7.1  Registration and Operation

          7.1.1     Registration and Recordation

     Subject to the compliance by Lessor and Owner Participant with their respective obligations under Section 16 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 7.1.2 below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Unless the Trust Indenture has been discharged in accordance with its terms, Lessee shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

            7.1.2    Reregistration

     So long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected, if at all, only in compliance with, and subject to all of the conditions set forth in, Section 8.7.12 of the Participation Agreement.

            7.1.3    Markings

     (a) On or prior to the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Owner Participant prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in Schedule 6. Lessee shall not remove or permit the removal of such placards, except that such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this
Section 7.1.3.

     (b) During the Term, Lessee may letter, paint or mark the Aircraft with the name and logo of Lessee or any Permitted Sublessee and may cause the Aircraft to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines or any Parts. Except as provided above, Lessee will not allow the name of any person to be placed on the Airframe or on any Engine as a designation that could reasonably be interpreted as a claim of ownership.

            7.1.4    Compliance With Laws

     Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair, overhaul or otherwise similarly deal with the Aircraft (a) in violation of any Law binding on or applicable to the Lessee or to the Aircraft, the Airframe or any Engine, or any of the Aircraft Documents, or to the operation, use, maintenance, service, repair or overhaul of, or similar dealings in, the Aircraft, Airframe or any Engine, or
(b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to Lessee or to the Aircraft, the Airframe or any Engine, except (1) immaterial or non-recurring violations of which Lessee or any Permitted Sublessee had no prior knowledge or information and with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor, Mortgagee or any Participant.

            7.1.5    Operation

     Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of
Section 11, except in the case of a requisition by the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 11.4 or (b) in any recognized or threatened area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of Section 11, unless the Aircraft is only temporarily located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area immediately.

     7.2  Possession

     Lessee will not, without the prior written consent of Lessor and Mortgagee, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, subject to the provisions of Section 7.3, that if and for so long as (a) no Lease Event of Default shall have occurred and be continuing, (b) with respect to any sublease or transfer contemplated by Section 7.2.7 or 7.2.8 below, no Lease Default or Lease Event of Default shall have occurred and be continuing at the time of such sublease or transfer and (c) all approvals, consents or authorizations required in connection with any such sublease or such delivery, transfer or relinquishment of possession by the Aviation Authority have been obtained and remain in full force and effect, then Lessee may, without such prior written consent:

            7.2.1    Interchange and Pooling

     Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into in writing by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business and with (a) any U.S. Air Carrier or (b) any other air carrier organized and having its principal place of business in a country with which the United States then maintains normal diplomatic relations and which recognizes and gives effect to the rights, title and interests of Lessor and Mortgagee in, and with respect to, such Engine; provided, however, that no such agreements or arrangements shall require, contemplate or result in any transfer of Lessor's title to such Engine. If, notwithstanding the foregoing, Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10.

            7.2.2    Testing and Service

     Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part to the manufacturer thereof or, to the extent permitted by Section B of Annex C, to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Section D of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine, it being understood that, with respect to Engines and Parts, delivery may be accomplished by transport on licensed or bonded common carriers qualified in the shipping and transport of such items.

            7.2.3    Civil Reserve Air Fleet Program

     Transfer or permit any Permitted Sublessee, if required by Law to do so, to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government pursuant to CRAF, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession and in such notification shall identify by name, address and telephone numbers of the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made; provided, however, that any such transfer of possession shall not continue, and shall not be permitted to continue, beyond the end of the Term. If, notwithstanding the foregoing, such transfer does continue beyond the end of the Term, then (without limiting any other right of Lessor with respect to such event) Lessor may, in accordance with
Section 10.6, deem the Aircraft, Airframe or Engines, as the case may be, to have suffered an Event of Loss with the effect that Lessee would be required to pay, in accordance with Section 10.6, the amounts specified in Section 10.1.2.

            7.2.4    Installation of Engines on Owned Aircraft

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (a) those of the type permitted under clauses (d), (e) and
(f) of Section 6 and those that apply only to the engines (other than Engines) and/or only to parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts), and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 7.2.1.

            7.2.5    Installation of Engines on Other Airframes

     Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.4 and (b) Lessee shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees, for the effective and enforceable benefit of, among others, Lessor, that neither such Person nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe.

            7.2.6    Installations of Engines on Financed
                     Aircraft

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.4 or 7.2.5 is applicable; provided, however, that in the event of any such installation, such Engine shall be deemed to have suffered an Event of Loss as of the date of such installation, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10. Until
Section 10 has been fully complied with, Lessor's interest in any such Engine shall continue in full force and effect.

            7.2.7    Subleasing

     With respect to the Aircraft, Airframe or any Engine, enter into a sublease with any Permitted Air Carrier, but only if:

     (a) Lessee shall provide 15 days' advance written notice to Lessor and Mortgagee;

     (b) At the time that Lessee enters into such sublease, no such Permitted Air Carrier shall be insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, or any similar non-ordinary course transaction, shall be seeking any reorganization or any readjustment of its debts or shall be, or shall have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;

     (c) No such sublease shall provide for payment of rent, or any amount in lieu of rent, (i) more than three months in advance, or (ii) less frequently than once every three months;

     (d) Any such sublease (i) shall include provisions for the registration, maintenance, operation, possession, inspection and insurance of the Aircraft that are substantially the same as, or (from a lessor's perspective) more favorable than, the applicable provisions of Sections 7, 11 and 12, (ii) shall provide that such Permitted Air Carrier may not further sublease or transfer its interests (except transfers of the type permitted in Sections
7.2.1 through 7.2.6, inclusive) in the Aircraft, Airframe or Engines, (iii) shall be for a period not in excess of 60 months (inclusive of all renewal periods) and not extending beyond the date which is one year prior to the end of the Term, and
(iv) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 15 to repossess the Aircraft, Airframe and Engines and to terminate such sublease, upon the occurrence of a Lease Event of Default;

     (e) In connection with a sublease to a Permitted Air Carrier which is not a U.S. Air Carrier, all necessary governmental approvals, if any, required for the Aircraft, Airframe or Engines to be imported to, and exported from (upon repossession thereof by Lessor or other termination or expiration of such sublease), the applicable jurisdiction shall have been obtained prior to commencement of any such sublease, and any foreign exchange permits necessary to allow all rent and other payments provided for under such sublease shall be in full force and effect; and Lessee shall have provided to Lessor a power-of-attorney, reasonably satisfactory in form and substance to Lessor and, to the extent permitted by applicable Law, valid and enforceable in the applicable jurisdiction, permitting Lessor to exercise all rights of Lessee under such sublease in such jurisdiction, upon the occurrence and continuation of a Lease Event of Default;

     (f) In connection with a sublease to a Permitted Air Carrier which is not a U.S. Air Carrier, Lessee shall have furnished Lessor, Mortgagee and Owner Participant a favorable opinion of counsel, satisfactory to Lessor, Mortgagee and Owner Participant, in the country of domicile of such Permitted Air Carrier, in form and substance satisfactory to Lessor, Mortgagee and Owner Participant, that (i) the terms of such sublease, this Lease and the Trust Indenture are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Owner Participant, Lessor or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed sublease, (iii) Lessor's title to, and Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (iv) such jurisdiction maintains normal diplomatic relations with the United States and the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of use of or title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such use or title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 11 covering the requisition of use of or title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and (v) the agreement of such Permitted Air Carrier that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Air Carrier under applicable law and Lessor shall be able to repossess the Aircraft, Airframe and Engines, and return it to the United States, without undue expense, penalty or delay, upon the occurrence of a Lease Event of Default;

     (g)  Lessee shall furnish to Lessor, Mortgagee and Owner
Participant evidence reasonably satisfactory to Lessor, Mortgagee and Owner Participant that the insurance required by Section 11 remains in effect;

     (h) All necessary action, if any, shall have been taken to continue in full force and effect (i) the perfection of
(y) Lessor's title to and interest in the Aircraft, Airframe and Engines and (z) Mortgagee's first-priority perfected Lien on the Aircraft, Airframe and Engines (subject to Permitted Liens) and
(ii) Lessor's and Mortgagee's rights under this Lease;

     (i) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of, and the priority of the interest of, Lessor and Mortgagee in the Aircraft, Airframe and Engines;

     (j) Each such sublease shall be assigned by Lessee to Lessor as security for the performance of all of Lessee's obligations under this Lease (with Lessee retaining all rights of sublessor thereunder, to the extent consistent with this
Section 7.2.6, (i) except the right to receive rents and (ii) if and for so long as there shall not have occurred and be continuing a Lease Event of Default) and, if the Trust Indenture is then in effect, such sublease shall be further assigned without representation or warranty by Lessor to the Mortgagee as security for the performance of all of Lessor's obligations under the Trust Indenture, in each case, with the express consent of such Permitted Air Carrier;

     (k) No such sublease shall be made to Permitted Air Carriers, other than U.S. Air Carriers, prior to the close of the calendar year in which the seventh anniversary of the Delivery Date occurs, or if a Lessee Act (as defined in the Tax Indemnity Agreement) as a result of which indemnification has been required under the Tax Indemnity Agreement has created a longer Tax Attribute Period (as defined in the Tax Indemnity Agreement), prior to the close of the Tax Attribute Period, unless in either case Lessee prepays any liability Owner Participant determines would be due under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of such sublease.

     (l) Lessee shall reimburse the reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor, each Participant and Mortgagee in connection with any such sublease and;

     (m)  For all purposes of this Section 7.2.7, the term
"sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe.

            7.2.8    Transfer to U.S. Government

     Transfer or permit the transfer of possession of the Aircraft, Airframe or any Engine to the U.S. Government pursuant to a sublease under which the sublessee's obligations are guaranteed or supported by the full faith and credit of the United States, but only if such sublease complies, or Lessee shall comply, as the case may be, with the requirements of clauses (a), (d)(i) (other than with respect to insurance),
(d)(ii)-(iii), (j) and (l) of Section 7.2.7.

     7.3  Certain Limitations on Subleasing or Other
          Relinquishment of Possession

     Notwithstanding anything to the contrary in Section 7.2:

     (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to Section 15, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of a Lease Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of a Lease Event of Default;

     (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred and no transfer of possession of the Aircraft, the Airframe or any Engine any Part or any Aircraft Documents shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

     (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 7.1.2.

     (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or
(e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2; and

     (e) Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 7.2.

SECTION 8.     MAINTENANCE; REPLACEMENT AND POOLING OF PARTS;
               ALTERATIONS, MODIFICATIONS AND ADDITIONS; OTHER
               LESSEE COVENANTS

     8.1  Maintenance; Replacement and Pooling of Parts;
          Alterations, Modifications and Additions

     At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this Section 8 and of Annex C are of the essence of this Lease and the transactions contemplated herein.

     8.2  Information, Certificates, Notices and Reports

            8.2.1    Financial Information

     Lessee will furnish to Lessor, Mortgagee and Owner
Participant, to the extent not already provided to such persons pursuant to Section 8.2.3:

     (a) Within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-Q for such fiscal quarter (together with all documents containing such financial information incorporated by reference therein) will satisfy this paragraph (a).

     (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-K for such fiscal year (including all corresponding publicly-available annual reports to stockholders, if not previously furnished) will satisfy this paragraph (b).

            8.2.2    Annual Certificate

     Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor, Owner Participant and Mortgagee a certificate of Lessee, signed by any Vice President of Lessee, to the effect that such Vice President is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Operative Agreements and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year, nor does such Vice President have knowledge of the existence as at the date of such certificate, of any Lease Default or Lease Event of Default or, if any such Lease Default or Lease Event of Default existed or exists, specifying the nature and period of existence thereof and the action Lessee has taken or is taking or proposes to take with respect thereto.

            8.2.3    SEC Reports

     Lessee will furnish to Lessor, Owner Participant and
Mortgagee:

     (a) promptly after filing with the SEC, copies of Lessee's annual reports on Form 10-K (including all corresponding publicly-available annual reports to stockholders, if not previously furnished), and quarterly reports on Form 10-Q (in each case, excluding exhibits unless any such recipient requests otherwise); and

     (b) if provided by Lessee from time to time to aircraft lessors and other aircraft creditors generally, then
          (i) promptly after filing with the SEC, copies of current reports on Form 8-K, or any similar reports filed with the SEC (in each case, excluding exhibits unless any such recipient requests otherwise), and
          (ii) promptly upon distribution thereof, copies of all periodic reports furnished by Lessee, or any parent company of Lessee, to its respective stockholders generally.

            8.2.4    Notice of Default

     Lessee will furnish to Lessor, each Participant and Mortgagee, immediately upon any senior officer or financial officer of Lessee, or other administrative officer of Lessee having any material responsibility for Lessee's day-to-day compliance with its obligations under this Lease, becoming aware that a Lease Default or a Lease Event of Default has occurred, a certificate of Lessee, signed by any such officer of Lessee, describing such Lease Default or Lease Event of Default in reasonable detail, with a statement describing the action Lessee has taken or is taking or proposes to take with respect thereto.

            8.2.5    Information for Filings

     Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to timely file any reports required to be filed by it, as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, Airframe or Engines, this Lease or any other part of the Trust Estate; provided, however, that with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor, as the case may be, shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Owner Participant or Lessor and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor, as the case may be, then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

            8.2.6    Other Information

     Lessee shall provide to Lessor, Mortgagee and each Participant, from time to time such other information or data as Lessor, Mortgagee or any such Participant may reasonably request concerning the Aircraft, Airframe or Engines, or Lessee's financial condition, or otherwise relating to the transactions or matters contemplated herein and in the other Operative Agreements, in each case if and to the extent within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee (unless Lessee reasonably deems the same to be commercially sensitive or confidential).

     8.3  Certain Agreements of Lessee

     Lessee hereby agrees with Lessor that it shall perform the agreements, covenants and indemnities set forth in the Participation Agreement and the Tax Indemnity Agreement, and hereby restates Lessee's representations and warranties set forth in the Participation Agreement, in each case as fully and to the same extent and with the same force and effect as if set forth in full in this Section 8.3.

SECTION 9.  VOLUNTARY TERMINATION UPON OBSOLESCENCE

             9.1    Right of Termination

     (a) Lessee shall have the right at its option to terminate this Lease during the Base Lease Term, effective only on a Termination Date occurring after the tenth anniversary of the Delivery Date and on or before the date one year prior to the Scheduled Expiration Date, if:

          (i) the Aircraft is not then subject to any sublease or other possessory interests of another person (including, without limitation, interests of the type permitted under
     Section 7.2) and either has become economically obsolete or is surplus to Lessee's requirements and the Chief Financial Officer or Treasurer of Lessee so certifies in writing to Lessor;

          (ii) Lessee's termination of this Lease shall be made on a nondiscriminatory basis with respect to the Aircraft and all Similar Aircraft which are then owned, leased or otherwise operated by Lessee and which are then eligible for termination or disposition under any applicable agreements of Lessee relating to the purchase, ownership, lease or operation thereof, with the effect that the disposition of the Aircraft and any Similar Aircraft shall be determined and effected on a random basis; and Lessee shall provide such information to Lessor, as Lessor may reasonably request to establish that such dispositions have been so determined;

          (iii) written notice of Lessee's exercise of its option to terminate this Agreement shall be given to Lessor, Mortgagee and Owner Participant not less than six months nor more than eighteen months prior to the proposed Termination Date specified in such notice; and

          (iv)  on the date of any notice described in
     clause (iii) no Lease Event of Default shall have occurred and be continuing, and on such proposed Termination Date no Lease Default or Lease Event of Default shall have occurred and be continuing.

     (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this
Section 9, no later than 10 days prior to the proposed Termination Date. Any such notice of an intention to retain the Aircraft shall include assurances reasonably satisfactory to Mortgagee of Lessor's ability to make the payments required by
Section 9.3(a). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this Section 9.

     (c) Any termination pursuant to this Section 9 shall become effective on the date of the sale, if any, pursuant to
Section 9.2 or upon the date of termination and payment by Lessee and Lessor in accordance with Section 9.3 if Lessor elects to retain the Aircraft.

     9.2  Election by Lessor to Sell

            9.2.1    Bids; Closing of Sale

     If Lessor elects to sell the Aircraft, Lessee, as agent for Lessor, shall, from the date of such election until the date 30 days prior to the proposed Termination Date, use its best reasonable efforts to obtain bids for a cash purchase of the Aircraft and Lessor may, if it desires to do so, also seek to obtain such bids. In the event Lessee receives any bid, Lessee shall promptly, and in any event at least 25 days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate of Lessee has any agreement or understanding with respect to the purchase, lease, use or operation by Lessee or any such Affiliate of the Aircraft, Airframe or any Engine) submitting such bid. In the event Lessor receives any bid, Lessor shall, at least 25 days prior to the proposed date of sale, certify to Lessee in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person submitting such bid.

            9.2.2    Closing of Sale

     (a) On the proposed Termination Date (i) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest bid on or before the date 30 days prior to such Termination Date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B, and (ii) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in Section 4.6, against cash paid to Lessor in the amount of such highest bid and in the manner and in funds of the type specified in Section 3.3.

     (b) All proceeds of any sale described in Section 9.2.2(a) shall be paid to and retained by Lessor and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

          (i) all unpaid Basic Rent due at any time prior to such Termination Date; plus

          (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of such Termination Date, over the proceeds of such sale; plus

          (iii) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (i) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

     As a further condition precedent to such sale and delivery, Lessee shall pay all other amounts due and payable by Lessee to Lessor, Mortgagee or the Participants under this Lease (other than any Basic Rent due on such Termination Date), the Participation Agreement or any other Operative Agreement (including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Loan Certificates upon such sale, and (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable), and (C) the out-of-pocket fees and expenses incurred by Lessor, Mortgagee and each Participant in connection with such termination and sale).

     (c) Upon and subject to any such sale and receipt of proceeds by Lessor, and full and final payment of all amounts described in Section 9.2.2(b), and compliance by Lessee with all the other provisions of this Section 9.2,

          (i)  Lessor will transfer to Lessee, in accordance with
     Section 4.6, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) the obligation of Lessee to pay Basic Rent, on or after the Payment Date with reference to which Termination
     Value is computed, shall cease, and the Term for the Aircraft shall end effective as of the date of such sale.

     (d) A sale of the Aircraft pursuant to this Section 9.2.2 shall take place only on a Termination Date. Subject to Section 9.3, if no sale shall have occurred on or as of the proposed Termination Date, this Agreement shall continue in full force and effect, and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and, subject to Section 9.2.3(b), Lessee may give another notice pursuant to Section 9.1.

     (e) Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to transfer to the purchaser named in the highest bid referred to above (or to such purchaser and, in the case of Engines described in Section 9.2.2(c), to Lessee) the Airframe and Engines or engines against receipt of the payments described in
Section 9.2.2(b).

            9.2.3    Withdrawal of Notice of Termination

     (a)  Lessee may withdraw any notice given pursuant to
Section 9.1 at any time on or before the date 25 days prior to the proposed Termination Date if it has determined that no bid of a reasonable amount has been received, whereupon this Agreement shall continue in full force and effect and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under
Section 9.1 shall not have been given and, subject to
Section 9.2.3(b), Lessee may give another notice pursuant to
Section 9.1.

     (b) Anything herein to the contrary notwithstanding, Lessee shall not be entitled to give more than three notices pursuant to
Section 9.1.

     (c) Lessee shall pay any and all out-of-pocket fees and expenses of Lessor, Mortgagee and each Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

     9.3  Retention of Aircraft by Lessor

     (a) If Lessor shall elect to retain the Aircraft in accordance with Section 9.1, on the proposed Termination Date:

          (i) Lessor shall pay, or cause to be paid, in the manner and in funds of the type specified in Section 3.3, to the Mortgagee an amount sufficient to prepay all outstanding Loan Certificates pursuant to Section 2.10(b) of the Trust Indenture;

          (ii) subject to receipt by Mortgagee of the funds described in paragraph (i) above, Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B; and

          (iii) Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

          (1) all unpaid Basic Rent due at any time prior to such Termination Date; plus

          (2) the excess, if any, of (A) the Termination Value of the Aircraft, computed as of such Termination Date, over (B) an amount equal to the highest bona fide cash bid made for the Aircraft by a person that is not a person described in the parenthetical of the second sentence of
               Section 9.2.1; plus

          (3) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

          (iv) Lessee shall also pay all other amounts due and payable by Lessee to Lessor or Owner Participant under this Lease (other than any Basic Rent due on such Termination
     Date), the Participation Agreement or any other Operative Agreement (including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Loan Certificates upon such sale, (B) all interest charges provided for hereunder or under any other Operative Agreement with respect to the late payment of any amounts, so payable, and (C) the out-of-pocket fees and expenses incurred by Lessor and Owner Participant in connection with such termination and sale).

     (b) Upon full and final payment to Lessor, Mortgagee and the Participants of the amounts described in Section 9.3(a), and compliance by Lessee with all the other applicable provisions of this Section 9.3,

          (i)  Lessor will transfer to Lessee, in accordance with
     Section 4.6, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) The obligation of Lessee to pay Basic Rent otherwise due on or after the Payment Date with reference to which Termination Value is computed shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.

SECTION 10.    LOSS, DESTRUCTION, REQUISITION, ETC.

     10.1  Event of Loss With Respect to Aircraft

            10.1.1   Notice and Election

     (a) Upon the occurrence of an Event of Loss with respect to the Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within 10 days after such occurrence) give Lessor, Mortgagee and Owner Participant written notice of such Event of Loss. Within 20 days after such occurrence, Lessee shall give Lessor, Mortgagee and Owner Participant written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2, or to replace the Airframe, and any such Engines, as provided in Section 10.1.3.

     (b) Any failure by Lessee to give such notice of its election shall be deemed to be an election of the option set forth in Section 10.1.2. In addition, Lessee shall not be entitled to elect the option set forth in Section 10.1.3 if, at the time Lessor receives such notice from Lessee, there shall have occurred and be continuing a Lease Default (other than with respect to Section 14.5 or 14.6) or a Lease Event of Default.

     (c) For purposes of Section 10.1.2, an Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft. For purposes of Section 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

            10.1.2   Payment of Loss and Termination of Lease

     (a) If Lessee elects, in accordance with Section 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in
Section 3.3, the following amounts:

          (i) on or before the Business Day next following the earlier of (x) the sixty-first day following the date of the occurrence of such Event of Loss, and (y) the second Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election under Section
     10.1.1 to make payment under this Section 10.1.2), Lessee shall pay to Lessor:

          (1) all unpaid Basic Rent or Renewal Rent, as the case may be, (A) due at any time prior to the Stipulated Loss Value Date immediately preceding the date of such Event of Loss, or (B) if such Event of Loss occurs on a Stipulated Loss Value Date, due at any time prior to such Date; plus

          (2) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid
               Rent; plus

          (3) as provided in Section 3.2.2, interest on the amount specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

          (4) interest on the amounts specified in the foregoing clause (2) at the SLV Rate from and including the Stipulated Loss Value Date, used in the foregoing clause (1) for the computation of unpaid Rent, to the date such amount is due, and thereafter at the Payment Due Rate to the date of payment of such amounts in full;

     provided that, in the event that a Payment Date shall occur
     (x) on or after the Stipulated Loss Value Date used in the foregoing clause (1) for the computation of unpaid Rent, and
     (y) on or before the date of payment of the amounts specified above in this subparagraph (i), then Lessee shall pay the Basic Rent or the Renewal Rent, as the case may be, due on such Payment Date, and thereupon such amounts payable under this subparagraph (i) shall be reduced by the amount of such payment of Basic Rent or Renewal Rent, as the case may be; and

          (ii) on or before the date required for payment of the amounts specified in paragraph (i) above, Lessee shall also pay to Lessor, Mortgagee and the Participants all other amounts due and payable by Lessee to Lessor, Mortgagee and the Participants under this Lease, the Participation Agreement or any other Operative Agreement (including, without limitation, (A) any interest charges provided for hereunder or thereunder with respect to the late payment of any such other amounts, and (B) all out-of-pocket fees and expenses of Lessor, each Participant and Mortgagee in connection with such Event of Loss).

               (b) Upon payment in full of all amounts described in the foregoing paragraph (a),(i) the obligation of Lessee to pay Basic Rent or Renewal Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end, and (iii) Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.6.

            10.1.3   Replacement of Airframe and Engines

     (a) If Lessee elects, in accordance with Section 10.1.1, to replace the Airframe, and any Engines actually suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Airframe, and any such Engine, title to a Replacement Airframe (which shall comply with paragraph (b) below), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in
Section 10.3, then Lessee shall be deemed to have initially made the election set forth in Section 10.1.2 with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 3.3, the amounts required under, and in accordance with, Section 10.1.2.

     (b) Any such Replacement Airframe shall be an airframe (i) that is manufactured by Airframe Manufacturer under that certain Purchase Agreement No. 1782 dated March 18, 1993 between The Boeing Company and Lessee, and delivered thereunder on any date occurring after the Delivery Date, and (ii) that is the same model as the Airframe to be replaced thereby, or an improved model, and that has performance and durability characteristics, and a value and utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Airframe to be replaced thereby (assuming that such Airframe was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, Section 10.2 (other than the notice requirement set forth in Section 10.2.1).

     10.2 Event of Loss With Respect to an Engine

            10.2.1   Notice

     Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor, Mortgagee and Owner Participant written notice of such Event of Loss.

            10.2.2   Replacement of Engine

     Lessee shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section
10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has performance and durability characteristics, and a value and utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss).

     10.3 Conditions to any Replacement

            10.3.1   Documents

     Prior to or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall promptly take each of the following actions, and shall promptly furnish the following agreements, instruments, certificates and documents to (and in each case reasonably satisfactory in form and substance to) Lessor, Mortgagee and Owner Participant:

     (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Airframe or Replacement
Engine, together with such evidence of title as Lessor may reasonably request;

     (b) cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Act;

     (c) cause (i) a Lease Supplement subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act, (ii) a Trust Indenture Supplement, subjecting such Replacement Airframe or Replacement Engine to the Trust Indenture, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act and (iii) such Financing Statements and other filings, as Lessor, Mortgagee or Owner Participant may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor and Mortgagee (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

     (d) furnish such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement
Airframe or Replacement Engine as Lessor, Mortgagee or Owner
Participant may reasonably request;

     (e) furnish an opinion or opinions of Lessee's counsel reasonably satisfactory to Lessor, Mortgagee and Owner Participant to the effect that (i) upon such conveyance, Lessor will acquire good title to such Replacement Airframe or Replacement Engine free and clear of all Liens other than Permitted Liens, (ii) such Replacement Airframe or Replacement Engine will be leased hereunder and made subject to the Trust Indenture to the same extent as the Airframe or Engine replaced thereby, (iii) Lessor and Mortgagee, as assignee of Lessor, shall be entitled to the benefits of Section 1110 with respect to such Replacement Airframe, (iv) (if and to the extent that such opinion, in view of applicable Law, can be rendered) Lessor and Mortgagee, as assignee of Lessor, shall be entitled to the benefits of Section 1110 with respect to such Replacement Engine to the extent that the Lessor and the Mortgagee were entitled to the benefits of Section 1110 with respect to the Engine so replaced, and (v) to such further effect as Lessor, Mortgagee or Owner Participant may reasonably request;

     (f) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor, Mortgagee and Owner Participant as to the due registration of any such Replacement Airframe and the due recordation of each Lease Supplement and Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine and as to such other matters concerning the Act as Lessor, Mortgagee or Owner Participant may reasonably request;

     (g) with respect to any Replacement Airframe, furnish an opinion of tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, as to the tax consequences to Lessor and Owner Participant of any such replacement;

     (h) with respect to the replacement of any Engine (other than in connection with replacement of the Airframe), furnish a certificate of a qualified aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine has performance and durability characteristics, and a value and utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Engine so replaced, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and

     (i) with respect to the replacement of the Airframe, and any Engine installed thereon at the time of the subject Event of Loss, furnish a certified report of a qualified independent aircraft appraiser, satisfactory to Lessor and Owner Participant, setting forth such appraiser's opinion as to the fair market value, as of the date of conveyance hereunder, of such Replacement Airframe and any such Replacement Engine, and certifying that such Replacement Airframe and any such Replacement Engine have performance and durability characteristics, and a value and utility (including, but not limited to, equivalent current value, estimated residual value at the end of the Term (and at any relevant interval thereof, as may be specified by the Lessor) and estimated remaining useful life) at least equal to, and are in at least as good operating condition as, the Airframe and Engines so replaced (assuming the Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss); and

     (j) take such other actions and furnish such other certificates and documents as Lessor, Mortgagee or Owner Participant may reasonably request in order that such Replacement Airframe or Replacement Engine be duly and properly titled in Lessor, leased hereunder and subjected to the Lien of the Trust Indenture to the same extent as initially required under the Operative Agreements with respect to the Airframe or Engine so replaced.

     Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 10.3.1 relating to compliance with the requirements of the Act or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

            10.3.2   Other Conditions

     Lessee shall not be entitled to replace the Airframe under
Section 10.1.3 and this Section 10.3, and shall be deemed to have initially made the election set forth in Section 10.1.2, if at the time of such replacement

     (a)  there shall have occurred and be continuing any Lease
Default (other than with respect to Section 14.5 or 14.6) or Lease Event of Default; or

     (b) under applicable Law and notwithstanding any actions by Lessor and Lessee under Section 10.3.3(a), (i) Lessor or Mortgagee, as assignee of Lessor, shall for any reason not be entitled to the benefits of Section 1110 with respect to such Replacement Airframe or (ii) with respect to any Replacement Engine which replaces an Engine installed on the Airframe at the time of such Event of Loss, Lessor or Mortgagee, as assignee of Lessor, shall for any reason not be entitled to the benefits of
Section 1110 with respect to such Replacement Engine to the same extent that the Lessor and the Mortgagee were entitled to the benefits of Section 1110 with respect to the Engine so replaced.

            10.3.3   Other Obligations

     (a) Lessor and Lessee agree that, upon any Replacement Airframe becoming the Airframe hereunder, and upon any Replacement Engine becoming an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of, among other things, such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the benefits of Section 1110 with respect to any Replacement Airframe or Replacement Engine and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such benefits.

     (b) No Event of Loss with respect to an Engine, or with respect to an Airframe, shall result in, or otherwise allow or permit (other than as provided in Section 10.1.2(b)), any reduction, deferral, discharge or other change in the timing or amount of any Rent payable by Lessee hereunder or any other amount payable by Lessee under any other Operative Agreement, and (subject to such Section 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

     10.4 Conveyance to Lessee

     Upon full compliance by Lessee with the applicable terms of Sections 10.1.3, 10.2 and 10.3, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.6, provided that Lessor shall not be required to effect any such transfer if and for so long as there shall have occurred and be continuing any Lease Default (other than with respect to Section
14.5 or 14.6) or Lease Event of Default.

     10.5 Application of Payments

     Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 11), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

            10.5.1   Replacement of Airframe and Engines

     If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, such amounts shall be paid over to, or retained by, Lessor (or until the Lien of the Trust Indenture is discharged in accordance with Section 10.01 thereof, the Mortgagee), and shall be held in accordance with Section 4.5, and if, and at such time as, Lessee shall have fully complied with the applicable terms of Sections 10.1, 10.2 and 10.3 with respect to the Event of Loss for which such amounts are received, such amounts shall, subject to Section 10.9, be paid to Lessee.

            10.5.2   Loss of Engine

     If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), such amounts shall be paid over to, or retained by, Lessor (or, until the Lien of the Trust Indenture is discharged in accordance with Section 10.01 thereof, the Mortgagee) and shall be held in accordance with Section 4.5, and if, and at such time as, Lessee shall have fully complied with the applicable terms of Section 10.1, 10.2 and 10.3 with respect to the Event of Loss for which such amounts are received, such amounts shall, subject to Section 10.9, be paid to Lessee.

            10.5.3   Payment of Loss

     If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 10.1.2, such amounts shall be applied as follows:

     (a) first, if the sum described in Section 10.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor to the extent necessary to pay in full such sum;

     (b)  second, the remainder, if any, shall, subject to
Section 10.9, be paid to Lessee.

     10.6  Requisition of Aircraft for Use

     If any Government Entity shall requisition for use the Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition and all of Lessee's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred; provided, however, that if the Airframe and Engines or engines installed thereon are not returned by such Government Entity prior to the end of the Term, Lessor, upon notice given not less than 30 days nor more than 120 days before the end of the Term, may elect to treat such event as constituting an Event of Loss with respect to the Aircraft and Lessee shall then be deemed to have made the election set forth in Section 10.1.2 with the effect that Lessee shall be obligated upon expiration of the Term to pay the Stipulated Loss Value and all other amounts payable pursuant to
Section 10.1.2 with respect to the Aircraft as if an Event of Loss had earlier occurred and such amounts were payable on such date. If Lessor does not elect to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon their return by such Government Entity.

     10.7  Requisition of an Engine for Use

     If any Government Entity shall requisition for use any Engine but not the Airframe, Lessee will replace such Engine by complying with the applicable terms of Sections 10.2 and 10.3 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 10.5.2.

     10.8  Application of Payments

     All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engines or engines installed thereon during the Term shall be paid over to, or retained by, Lessee and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engines or engines installed thereon after the Term shall be paid over to, or retained by, Lessor; provided that, if such requisition constitutes an Event of Loss, or Lessor has elected under Section 10.6 to treat such requisition as an Event of Loss, then all such payments shall be paid over to Lessor, and held as provided in Section 10.5 and applied as provided in Sections 10.1, 10.2, 10.3 and 10.5.

     10.9  Application of Payments During Existence of Default

     Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Lease Default or a Lease Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as the Trust Indenture has not been duly discharged) as security for the obligations of Lessee under this Lease and the other Operative Agreements and shall be invested pursuant to
Section 4.5 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Lease Default or any Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.9.

SECTION 11.  INSURANCE

     11.1   Lessee's Obligation to Insure

     Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this Section 11 and of Annex D are of the essence of this Lease and the transactions contemplated herein.

     11.2 Lessor's Right to Maintain Insurance

     In the event that Lessee shall fail to maintain, or cause to be maintained, insurance as herein provided, Lessor, Mortgagee or any Participant may at its option (but shall not be obligated to) provide such insurance and, in such event, Lessee shall, upon demand, reimburse such person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

     11.3 Insurance for Own Account

     Nothing in Section 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee or any Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained by Lessee or Lessor that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 11 and Annex D.

     11.4 Indemnification by Government in Lieu of Insurance

     During any period that the Aircraft, Airframe or any Engine shall have been requisitioned for use by, or possession of the Aircraft shall have been transferred to, the U.S. Government, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Sections B and C (but, with respect to Section C, as to hull coverage only) of Annex D, indemnification from, or insurance provided by, the U.S. Government against such risk in an amount that, when added to the amount of insurance, if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this Section 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11. Any such indemnification or insurance provided by the U.S. Government shall provide protection no less favorable to the Indemnitees, after taking into account any insurance the Lessee or any Permitted Sublessee may continue to maintain, than insurance coverage that would comply with the terms of this Section 11. Lessee shall furnish to Lessor, Mortgagee and Owner Participant, in advance of the attachment of such indemnity or insurance (a) a certificate of a responsible Vice President of Lessee stating that such indemnification or insurance complies with the preceding sentence and (b) any other information, documentation or certificates relating to such indemnity or insurance as Lessor, Mortgagee or Owner Participant shall reasonably request.

     11.5 Application of Insurance Proceeds

     As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this Section 11 will be applied in accordance with Section 10.5. All proceeds of insurance required to be maintained by Lessee, in accordance with
Section 11 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 8.1, and any balance remaining after compliance with said Section 8.1 with respect to such damage or loss shall be paid over to, or retained by, Lessee.

     11.6 Application of Payments During Existence of Default

     Any amount described in this Section 11 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Lease Default or a Lease Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as the Trust Indenture has not been duly discharged) as security for the obligations of Lessee under this Lease and the other Operative Agreements and shall be invested pursuant to
Section 4.5 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Lease Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Lease Default or any Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 11.6.

SECTION 12.  INSPECTION

     (a) At all reasonable times Lessor, Mortgagee, each Participant, and their respective authorized representatives (the "Inspecting Parties") may inspect the Aircraft, Airframe and Engines (including, without limitation, the Aircraft Documents) and Lessee shall cooperate, and shall cause any Permitted Sublessee to cooperate, with the Inspecting Parties in connection with any such inspection (including, without limitation, permitting any such Inspecting Party to make copies of such Aircraft Documents not reasonably deemed confidential by Lessee or such Permitted Sublessee).

     (b) Any inspection of the Aircraft hereunder shall be a visual, walk-around inspection that may include going on board the Aircraft and examining the contents of any open panels, bays or other components of the Aircraft, Airframe and Engines (but shall not include the opening of any unopened panels, bays or other components).

     (c) With respect to such rights of inspection, Lessor, Participants and Mortgagee shall not:

          (i) have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

          (ii) so long as no Lease Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice and so as not to unreasonably interfere with Lessee's maintenance and operation of the Aircraft, Airframe and Engines.

     (d) Each person inspecting the Aircraft, Airframe or Engines hereunder shall bear its own expenses in connection with any such inspection, unless such person discovers, in connection therewith, any material failure by Lessee or any Permitted Sublessee to comply with the provisions of this Lease, in which case Lessee shall bear all such expenses.

     (e) If requested by Lessor, Lessee shall give, or shall cause any Permitted Sublessee to give, reasonable prior notice to Lessor of the date upon which the Aircraft, Airframe or any Engine undergoes its next scheduled maintenance visit and next major check, and with respect to any Engine the next off-the-wing maintenance, and shall advise Lessor of the name and location of the relevant maintenance performer and shall, at least 5 days prior to commencement of such major check or maintenance, make available for inspection by Lessor all relevant Aircraft Documents at Lessee's records facility in the United States, or at such Permitted Sublessee's records facility, or at the premises of the maintenance performer.

SECTION 13.  ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE

     13.1   In General

     This Lease and the other Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted in Section 7.2 or 7.3, or as required in the case of any requisition by the U.S. Government referred to in Section 7.1.5, or as permitted by Section 13.2.1, Lessee will not, without the prior written consent of Lessor, Mortgagee and each Participant, assign any of its rights under this Lease. Except as otherwise provided herein (including, without limitation, under the provisions of Section 15 hereof), Lessor may not assign or convey any of its right, title and interest in and to this Lease or the Aircraft without the prior written consent of Lessee, such consent not to be unreasonably withheld.

     13.2 Merger of Lessee

            13.2.1   In General

     Lessee shall not consolidate or merge with or into any other
Person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other
Person, unless:

     (a) such person is organized, existing and in good standing under the Laws of the United States, any State of the United
States or the District Columbia;

     (b)  such person is a U.S. Air Carrier;

     (c) such person executes and delivers to Lessor, Mortgagee and Owner Participant a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to each of them, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

     (d) such person makes such filings and recordings, including, without limitation, any filing or recording with the FAA pursuant to the Act, as shall be necessary or desirable to evidence such consolidation or merger;

     (e) immediately after giving effect to such consolidation or merger (i) no Lease Event of Default shall have occurred and be continuing and (ii) the Net Worth of such person shall not be less than the Net Worth of Lessee immediately prior to such consolidation or merger; and

     (f) Lessee shall deliver to Owner Participant, Lessor and Mortgagee a certificate signed by the President or any Vice President of Lessee, and an opinion of special counsel satisfactory to Owner Participant, Lessor and Mortgagee, together stating that such consolidation or merger and the assumption agreement described in clause (c) above comply with this
Section 13.2, that the agreements entered into to effect such consolidation or merger and such assumption agreement are legal, valid and binding obligations of such person, and such other matters as Owner Participant, Lessor and Mortgagee may reasonably request.

            13.2.2   Effect of Merger

     Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lessee Operative Agreements.

     13.3 Assignment Security for Lessor's Obligations

     In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to Mortgagee this Lease and to mortgage the Aircraft, Airframe and Engines in favor of Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. In accordance with Section 3.3(c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to Mortgagee and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in Section 16 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessee to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding the Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of Mortgagee (except as provided in Section 5.02 of the Trust Indenture and Section 3.2.1(b) hereof) and Lessee agrees to provide to Mortgagee a copy of all notices, consents, certificates or other information provided hereunder to Lessor. To the extent provided in the Trust Indenture (but excluding Excluded Payments), Mortgagee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of Lessor for the use and benefit of Mortgagee) which by the terms of this Lease or by applicable Law are permitted or provided to be exercised by Lessor. Lessee acknowledges receipt of a copy of, and consents to all of the terms and provisions of, the Trust Indenture (such acknowledgment not creating any rights in the Lessee to approve amendments to the same except as otherwise provided herein or in the Trust Indenture).

     13.4 Successor Owner Trustee

     Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

SECTION 14.  LEASE EVENTS OF DEFAULT

     The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute a Lease Event of Default:

     14.1 Payments

     Lessee shall fail to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value within five (5) Business Days after the same shall have become due, or Lessee shall fail to pay any other amount due hereunder or under any other Lessee Operative Agreement and such failure shall continue for a period in excess of five (5) Business Days from and after the date of any written demand therefor from Lessor; provided that any such failure to pay any Excluded Payment shall not constitute a Lease Event of Default until written notice is given by the Owner Participant to Lessee and Mortgagee that such failure constitutes a Lease Event of Default and such failure shall have continued for a period in excess of five (5) Business Days after such notice.

     14.2 Insurance

     Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 11, or Lessee shall operate the Aircraft, Airframe or Engines, or permit the Aircraft, Airframe or Engines to be operated, at any time when such insurance shall not be in effect.

     14.3 Corporate Existence

     Lessee shall fail to maintain at all times its corporate existence (except as permitted by Section 13.2), or Lessee shall otherwise wind-up, liquidate or dissolve, or Lessee shall take or fail to take any action that would have the effect of any of the foregoing.

     14.4 Certain Covenants

     Lessee shall not observe, perform or comply with, or shall otherwise breach, any of its obligations under Section 7.1 (other than Sections 7.1.3 and 7.1.4, which shall be subject to
Section 14.5), 7.2 (in respect of the Aircraft or Airframe) or
13.

     14.5 Other Covenants

     Lessee shall fail to observe, perform or comply with, or shall otherwise breach, any other covenant, agreement or obligation set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the first sentence of Section 4.8(a) and in the first sentence of Section 10.3.3(a) of this Lease, and in Section 3 of the Tax Indemnity Agreement and in Section 8.3 of this Lease insofar as it relates to Section 3 of the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days (or any shorter period as may be expressly set forth in such other Lessee Operative Agreement) from and after the date of written notice thereof to Lessee.

     14.6 Representations and Warranties

     Any representation or warranty made by Lessee herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in Section 3 of the Tax Indemnity Agreement and in Section
8.3 of this Lease insofar as it relates to Section 3 of the Tax Indemnity Agreement) (a) shall prove to have been untrue, inaccurate or misleading in any material respect as of the date made, (b) such untrue, inaccurate or misleading representation or warranty is material at the time in question, (c) and the same shall remain uncured for a period in excess of 30 days from and after the date of written notice thereof to Lessee.

     14.7 Bankruptcy and Insolvency

     (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Lessee in any such case, or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee shall seek an agreement, composition, extension or adjustment with its creditors under such Laws, or Lessee's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

     (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, or granting any other relief in respect of Lessee as a debtor under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

     (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

SECTION 15.  REMEDIES AND WAIVERS

     15.1   Remedies

     If any Lease Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

            15.1.1   Return and Repossession

     Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe and Engines as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Section 5 as if the Aircraft or such part were being returned at the end of the Base Lease Term or any Renewal Lease Term or Lessor, at its option, may enter upon the premises where the Aircraft, Airframe or any Engine, or any part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, and Lessee expressly waives any right it may have under applicable Law to a hearing prior to repossession of the Aircraft, Airframe or any Engine, or any part thereof.

            15.1.2   Sale and Use

     Lessor may sell the Aircraft, Airframe or any Engine, or any part thereof, at public or private sale, at such times and places, and to such Persons (including Lessor, Mortgagee or any Participant), as Lessor may determine and, without limiting the generality of the provisions of this Section 15, Lessor may hold Lessee liable for the payment of any Basic Rent or Renewal Rent remaining unpaid at the time of such sale and relating to any period prior to the date of such sale; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine, or any part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this
Section 15, and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto (except in connection with any calculation of liquidated damages under Section 15.1.3(b) below and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default).

            15.1.3   Certain Liquidated Damages

     Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under
Section 15.1.1 or 15.1.2 with respect to the Aircraft, Airframe or any Engine, or any part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be a Termination Value Date occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

     (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Termination Value Date specified in such notice; plus

     (b) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

          (i) an amount equal to the excess, if any, of the Termination Value for the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, computed as of the Termination Value Date specified in such notice, over the Fair Market Rental Value of the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate equal to ten percent per annum, compounded quarterly) as of the Termination Value Date specified in such notice, or

          (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, computed as of the Termination Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, as of the Termination Value Date specified in such notice; plus

     (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

     (d) interest on the amount specified in the foregoing clause
(b)(i) or (b)(ii), according to Lessor's election, at the Payment Due Rate from and including the Termination Value Date specified in such notice to the date of payment of such amount in full.

            15.1.4   Liquidated Damages Upon Sale

     If Lessor, pursuant to Section 15.1.2 or applicable Law, shall have sold the Aircraft, Airframe or any Engine, or any part thereof, Lessor, in lieu of exercising its rights under
Section 15.1.3 with respect to the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

     (a) all unpaid Basic Rent or Renewal Rent, as the case may be, (i) due at any time prior to the Termination Value Date immediately preceding the date of such sale, or
          (ii) if such sale occurs on a Termination Value Date, due at any time prior to such Date; plus

     (b) an amount equal to the excess, if any, of the Termination Value of the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, computed as of the Termination Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over (i) the proceeds of such sale, or (ii) if such sale is a private sale and is made to Lessor, Mortgagee, a Participant or any Affiliate thereof, the Fair Market Sales Value of the Aircraft, Airframe or any Engine, or any part thereof, as the case may be, determined as of the date of such sale; plus

     (c) all brokerage and other out-of-pocket fees and expenses incurred by Lessor, Mortgagee and any Participant in connection with such sale; plus

     (d) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

     (e) interest on the sum of the amounts specified in the foregoing clauses (b) and (c), at the Payment Due Rate from and including the date of such sale to the date of payment of such amounts in full.

            15.1.5   Rescission

     Lessor may (i) at its option, rescind or terminate this Lease as to the Aircraft, Airframe or any Engine, or any part thereof, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including, without limitation, Lessee's agreement to lease the Aircraft for the Term and to pay Rent.

            15.1.6   Other Remedies

     In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all attorneys' fees and other costs and expenses of Lessor, Mortgagee and the Participants, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft, Airframe or any Engine, or any part thereof, in accordance with the terms of Section 5 or in placing the Aircraft, Airframe or any Engine, or any part thereof, in the condition and airworthiness required by Section 5.

     15.2  Limitations Under CRAF

     Notwithstanding the provisions of Section 15.1, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Permitted Sublessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

     15.3 Right to Perform for Lessee

     If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor, Mortgagee or Owner Participant may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor, Mortgagee or Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

     15.4 Determination of Fair Market Rental Value and Fair
Market Sales Value

     For the purpose of this Section 15, the "Fair Market Rental Value" or the "Fair Market Sales Value" of the Aircraft, Airframe or any Engine, or any part thereof shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of the Aircraft, Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, Airframe and Engines pursuant to this Section 15, in which case an Appraiser shall not be appointed and Fair Market Rent and Fair Market Value for purposes of this Section 15 shall be zero.

     15.5 Lessor Appointed Attorney-in-Fact

     Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of this and any other Operative Agreement and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lessor may only take action or execute instruments under this Section 15.5 after a Lease Event of Default has occurred and is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder, are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under the Operative Agreements, Lessor shall upon the occurrence and during the continuation of a Lease Event of Default have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, Airframe or any Engine, or this Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Lease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies.

     15.6 Remedies Cumulative

     Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

SECTION 16.  LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

     (a) Lessee's obligation to pay Rent and all other amounts payable hereunder, under the Participation Agreement or under any other Lessee Operative Agreement shall be absolute and unconditional, and shall be construed as covenants separate and independent from the agreements or undertakings of any other Person, including, without limitation, Lessor, Mortgagee or any Participant, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Certificate Holder, Airframe Manufacturer, Engine Manufacturer, any Indemnitee or any other Person for any reason whatsoever;
(ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; (iv) any restriction, prevention or curtailment of or interference with any use of the Aircraft, Airframe or any Engine, or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor;
(vi) any claim that Lessee has or might have against any Person;
(vii) any failure on the part of Lessor, Mortgagee or any Participant to perform or comply with any of the terms of this Lease or any other Operative Agreement; (viii) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (ix) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Basic Rent, Renewal Rent and Supplemental Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent, except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee and, except for any manifest clerical computational error, Lessee will not seek to recover all or any part of any such payment of Rent for any reason whatsoever.

     (c) All obligations, liabilities, covenants and undertakings of Lessee in this Agreement or in any other
Operative Agreement shall be performed, observed and complied with at Lessee's sole cost and expense, whether or not so expressed, unless otherwise expressly provided.

     (d) Nothing set forth in this Section 16 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Rent, and other than the matters specified in paragraphs (b) and (c) above).

SECTION 17.  RENEWAL AND PURCHASE OPTIONS

     17.1   Notices Generally

     (a) At least 180 days but not more than 360 days prior to the Scheduled Expiration Date, Lessee may provide notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for the First Renewal Lease Term pursuant to Section 17.2 or the option to purchase the Aircraft on the Scheduled Expiration Date pursuant to Section 17.3. At least 180 days but not more than 360 days prior to the First Renewal Term Expiration Date, Lessee may, if it has leased the Aircraft during the First Renewal Lease Term, provide notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for the Second Renewal Lease Term pursuant to
Section 17.2, or the option to purchase the Aircraft on the First Renewal Term Expiration Date pursuant to Section 17.3. Any such notice (a "Preliminary Notice") shall be irrevocable.

     (b)  If any such Preliminary Notice is given by Lessee, then
Lessee may provide a further notice specifying which option it intends to elect, with respect to the relevant period, pursuant to Section 17.2.1 or 17.3.1, as the case may be.

     (c) At least 180 days but not more than 360 days prior to the last day of the Second Renewal Lease Term, Lessee may provide notice (the "Definitive Purchase Notice") to Lessor that Lessee shall exercise the option to purchase the Aircraft on the Second Renewal Term Expiration Date pursuant to Section 17.3. Any such Definitive Purchase Notice shall be irrevocable.

     17.2 Renewal Options

            17.2.1   Renewal Notice

     (a) If Lessee has given a Preliminary Notice, as specified in Section 17.1, and subject to the terms and conditions of this
Section 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder, on the same terms, provisions and conditions (except as contemplated by this Section 17) set forth herein and in the other Lessee Operative Agreements with respect to the Base Lease Term, by delivery of a notice (a "Renewal Notice") to Lessor:

          (i) in the case of the First Renewal Lease Term, not more than 180 days nor less than 120 days prior to the Scheduled Expiration Date, and

          (ii) in the case of the Second Renewal Lease Term, not more than 180 days nor less than 120 days prior to the First
     Renewal Term Expiration Date.

     (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

          (i) No Preliminary Notice or Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for the First Renewal Lease Term or the Second Renewal Lease Term, as the case may be, if any Lease Default or Lease Event of Default shall have occurred and be continuing on and as of either the date of such Preliminary Notice or Renewal Notice or the date that such Renewal Lease Term would otherwise commence.

          (ii) Any Renewal Notice shall be irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the First Renewal Lease Term or the Second Renewal Lease Term, as the case may be.

          (iii)  Lessee shall not be entitled to give any Renewal
     Notice if it has (i) not delivered a Preliminary Notice or
     (ii) delivered a Purchase Notice to Lessor.

            17.2.2   Renewal Rent

     (a) During the Renewal Lease Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in Section 3.3, Renewal Rent in advance. Each installment of Renewal Rent shall, for all purposes hereof (including, without limitation, for purposes of Section 467 of the Code), be accrued on a daily basis over the three-month period beginning on the Payment Date on which such installment is scheduled to be made; and as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements, Lessee hereby grants to lessor a security interest in all amounts of Renewal Rent which may be paid but unaccrued hereunder from time to time.

     (b) The Renewal Rent payable by Lessee on each Payment Date during any First or Second Renewal Lease Term shall be the lower of (i) an amount equal to one-quarter of the average annual Basic Rent payable during the Interim Term and the Base Lease Term, or
(ii) the Fair Market Rental Value of the Aircraft for such First or Second Renewal Lease Term. Any such Fair Market Rental Value shall be determined not more than 170 days and not less than 150 days prior to the date of commencement of such First or Second Renewal Lease Term, as the case may be, by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

            17.2.3   Stipulated Loss and Termination Values

     (a)  For any First or Second Renewal Lease Term, Stipulated
Loss Value Dates and Termination Value Dates shall be extended throughout such Renewal Lease Term on the same days and for the same months as during the Base Lease Term.

     (b) Stipulated Loss Value and Termination Value amounts that are payable during any such First or Second Renewal Lease Term shall be determined at the same time that the Renewal Rent for such Renewal Lease Term is determined under Section 17.2.2. Stipulated Loss Values for any such Lease Term shall, throughout such Renewal Lease Term, be equal to the greater of (i) the Fair Market Sales Value of the Aircraft, computed as of the first day of such Renewal Lease Term, and (ii) the Minimum Residual Percentage. Termination Values for any such Renewal Lease Term shall, throughout such Renewal Lease Term, be equal to the greater of (i) the Fair Market Sales Value of the Aircraft, computed as of the first day of such Renewal Lease Term, and (ii) the Minimum Value Percentage.

     (c) Any Fair Market Sales Value of the Aircraft, for purposes of calculating Stipulated Loss Value and Termination Value amounts applicable during any such Renewal Lease Term, shall be determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

     17.3 Purchase Option

            17.3.1   Purchase Notice

     (a) Subject to Section 17.1 and the terms and conditions of this Section 17.3, Lessee may elect to purchase the Aircraft, on any Purchase Date, at a purchase price equal to the Fair Market Sales Value of the Aircraft computed as of the Purchase Date.

     (b) Lessee may exercise such option to purchase the Aircraft, by delivery of a notice (a "Purchase Notice") to Lessor not more than 180 days nor less than 120 days prior to the Purchase Date specified in such Purchase Notice.

     (c) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

          (i) No Preliminary Notice, Definitive Purchase Notice or Purchase Notice shall be binding on Lessor or oblige Lessor to sell the Aircraft to Lessee hereunder if any Lease Default or Lease Event of Default shall have occurred and be continuing on and as of either the date of such Preliminary Notice, Definitive Purchase Notice or Purchase Notice or the proposed Purchase Date.

          (ii) Any Purchase Notice (whether delivered or deemed to have been delivered) shall be irrevocable and shall constitute an unconditional obligation of Lessee to purchase the Aircraft under this Section 17.3.

          (iii) No Preliminary Notice, Definitive Purchase Notice or Purchase Notice shall be binding on Lessor or oblige Lessor to sell the Aircraft to Lessee hereunder if the Fair Market Sales Value of the Aircraft is determined to be less than an amount equal to the Minimum Residual Percentage multiplied by Lessor's Cost.

          (iv)  Lessee shall not be entitled to give any Purchase
     Notice in respect of any Purchase Date if it has delivered a Renewal Notice for a Renewal Lease Term that would commence immediately following such Purchase Date.

            17.3.2   Purchase Price

     The Fair Market Sales Value of the Aircraft shall be determined not more than 170 days and not less than 150 days prior to the applicable Purchase Date by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

            17.3.3   Title

     Upon full and final payment by Lessee of (a) the applicable Fair Market Sales Value of the Aircraft, (b) all unpaid Rent due and payable through and including the Purchase Date and (c) all other amounts due and payable by Lessee under this Agreement, the Participation Agreement or any other Operative Agreement, Lessor will transfer to Lessee title to the Aircraft in accordance with
Section 4.6.

     17.4 Appraisals

     Whenever Fair Market Rental Value or Fair Market Sales Value of the Aircraft is required to be determined by an appraisal under this Section 17, Lessee and Lessor shall appoint a mutually satisfactory Appraiser to conduct such appraisal. If Lessee and Lessor fail to agree upon a satisfactory Appraiser then each shall promptly appoint a separate Appraiser and such Appraisers shall jointly determine such amount. If either Lessee or Lessor fails to so appoint an Appraiser, the determination of the single Appraiser appointed shall be final. If two Appraisers are appointed and within 7 days after the appointment of the latter of such two Appraisers, they cannot agree upon such amount, such two Appraisers shall, within 8 days after such latter appointment, appoint a third Appraiser and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within 7 days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such 8-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. The foregoing appraisal procedure shall in any event be completed no less than 125 days before the end of the Base Lease Term or the Renewal Lease Term, as the case may be.
If three Appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. The fees and expenses of all such Appraisers and such appraisal procedure, together with the reasonable out-of-pocket fees and expenses of Lessor (including, without limitation, attorney's fees and expenses) shall be borne by Lessee.

SECTION 18. MISCELLANEOUS

     18.1    Amendments

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

     18.2 Severability

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     18.3 Survival

     The representations, warranties, indemnities and covenants set forth herein shall survive the making available of the respective Commitments by Participants, the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the other Operative Agreements, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Certificate Holder of its Loan Certificate and the expiration or other termination of this Agreement or any other Operative Agreement.

     18.4 Reproduction of Documents

     This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     18.5 Counterparts

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     18.6 No Waiver

     No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

     18.7 Notices

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1 to the Participation Agreement, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed
(a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     18.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

     (a)  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS.  THIS AGREEMENT IS BEING
DELIVERED IN THE STATE OF NEW YORK.

     (b) (i) EXCEPT AS PROVIDED IN SECTION 18.8(b)(ii), EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ANY OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, EXCEPT AS PROVIDED IN SECTION 18.8(g). TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES FIRST TO SEEK JURISDICTION AGAINST THE OTHER PARTY HERETO WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

          (ii) NOTWITHSTANDING THE FOREGOING AGREEMENT AS TO THE EXCLUSIVE NATURE OF SUCH JURISDICTION, IF LESSOR SHALL IN THE FIRST INSTANCE BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS IN THE COURTS DESCRIBED IN SECTION 18.8.(b)(i), AND IF EACH OF SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK REFUSES TO ACCEPT JURISDICTION WITH RESPECT THERETO, SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY OTHER COURT WITH JURISDICTION.

          (iii) NO PARTY TO THIS AGREEMENT MAY MOVE TO (x) TRANSFER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS BROUGHT IN SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK TO ANOTHER JURISDICTION, (y) CONSOLIDATE ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK WITH A SUIT, ACTION OR PROCEEDING IN ANOTHER JURISDICTION OR (z) DISMISS ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK FOR THE PURPOSE OF BRINGING THE SAME IN ANOTHER JURISDICTION.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (d)(i) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH IN SECTION 18.7 OR, IN THE CASE OF LESSEE, AT THE ADDRESS IN THE STATE, CITY AND COUNTY OF NEW YORK SET FORTH IN SCHEDULE 2 TO THE PARTICIPATION AGREEMENT, OR AT SUCH OTHER ADDRESS OR UPON SUCH AGENT AS MAY BE DETERMINED PURSUANT TO
SECTION 18.8(d)(ii). EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 18.8(d), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

     (ii) LESSEE SHALL GIVE LESSOR 30 DAYS' PRIOR WRITTEN NOTICE OF ANY CHANGE IN THE LOCATION, OR OF THE CLOSING, OF LESSEE'S PLACE OF BUSINESS SET FORTH IN SCHEDULE 2 TO THE PARTICIPATION AGREEMENT. ANY SUCH NOTICE SHALL (y) IF LESSEE SHALL CONTINUE TO MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, SPECIFY THE ADDRESS OF SUCH PLACE OF BUSINESS OR (z) IF LESSEE SHALL NO LONGER MAINTAIN A PLACE OF BUSINESS IN THE STATE, CITY AND COUNTY OF NEW YORK, AND, UNDER THE LAW OF THE STATE OF NEW YORK AS THEN IN EFFECT, LESSOR SHALL NOT BE PERMITTED TO EFFECT OUT-OF-STATE SERVICE UPON LESSEE BY MAIL IN THE MANNER SPECIFIED IN SECTION 18.8(d)(i) (AND SHALL SO NOTIFY LESSEE), DESIGNATE AN AGENT (WHICH AGENT SHALL BE REASONABLY ACCEPTABLE TO LESSOR), IN EITHER CASE, IN THE STATE, CITY AND COUNTY OF NEW YORK, AT OR UPON WHICH LESSOR MAY SERVE PROCESS ON LESSEE PERSONALLY OR IN ACCORDANCE WITH THIS SECTION 18.8(d). IF LESSEE DESIGNATES AN AGENT IN ACCORDANCE WITH CLAUSE (z) ABOVE, LESSEE SHALL PROMPTLY PROVIDE LESSOR EVIDENCE OF THE APPOINTMENT OF SUCH AGENT (FOR THE THEN-REMAINING TERM) AND THE ACCEPTANCE THEREOF BY SUCH AGENT.

     (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THE WAIVER OF JURY TRIAL BY IT IN THIS SECTION 18.8(e) IS A MATERIAL INDUCEMENT TO THE OTHER PARTY HERETO TO ENTER INTO A BUSINESS RELATIONSHIP WITH IT AND THAT THE OTHER PARTY HERETO HAS RELIED ON THIS
SECTION 18.8(e) IN ENTERING INTO THIS AGREEMENT.

     (f) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF ITS OBLIGATIONS AND LIABILITIES.

     (g) NOTHING HEREIN SHALL, OR SHALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF EITHER PARTY HERETO TO DEFEND OR TO ASSERT A COUNTERCLAIM IN, OR TO SEEK RECOGNITION OF OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN, ANY ACTION, SUIT OR PROCEEDING IN THE COURTS OF WHATEVER JURISDICTION THAT MAY BE APPROPRIATE IN THE OPINION OF EITHER SUCH PARTY.

     (h) EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS SECTION 18.8 WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO THIS SECTION 18.8 FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS
SECTION 18.8 IS IRREVOCABLE AND UNCONDITIONAL AND SHALL APPLY TO ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     18.9 Third-Party Beneficiary

     This Agreement is not intended to, and shall not, provide any person not a party hereto (other than Mortgagee and the Participants) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Mortgagee and the Participants) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

     18.10  Entire Agreement

     This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.



[This space intentionally left blank.]


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION
                                as Lessor, not in its individual
                                capacity, except as expressly
                                provided herein, but solely as
                                Owner Trustee under the Trust
                                Agreement



                              By  /s/ Nancy M. Dahl
                                --------------------------------
                                Name:  Nancy M. Dahl
                                Title:  Assistant Vice President


                              CONTINENTAL AIRLINES, INC.,
                                as Lessee



                              By  /s/ Michael B. Cox
                                --------------------------------
                                Name:  Michael B. Cox
                                Title:  Vice President and
                                         Treasurer

     Receipt of this original counterpart of the foregoing Lease
Agreement is hereby acknowledged on this ____ day of _________, 1994.

                              WILMINGTON TRUST COMPANY,
                                as Mortgagee



                              By______________________________
                                Name:
                                Title:


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION
                                as Lessor, not in its individual
                                capacity, except as expressly
                                provided herein, but solely as
                                Owner Trustee under the Trust
                                Agreement



                              By_______________________________
                                Name:
                                Title:


                              CONTINENTAL AIRLINES, INC.,
                                as Lessee



                              By_______________________________
                                Name:
                                Title:

                                            ANNEX A - DEFINITIONS
                                              LEASE AGREEMENT 104

                             ANNEX A

                           DEFINITIONS

GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

          (i) each of "Lessee," "Lessor," "Owner Trustee," "Owner Participant," "Loan Participant," "Mortgagee," "Certificate Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

          (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

          (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

          (v)  the words "Agreement," "this Agreement," "hereby,"
     "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

          (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b)  Each exhibit, annex and schedule to each Operative
Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c)  Unless otherwise defined or specified in any Operative
Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

     "Act" means the Federal Aviation Act of 1958.

     "Actual Knowledge" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Lessee or Owner Participant, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, in each case having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Certificate Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 19.7 of the Participation Agreement.

     "Additional Insured" is defined by reference to Section 11 of the Lease.

     "Adverse Change in Tax Law" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

          (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner
     Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

          (ii)  For federal income tax purposes, Owner
     Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor's Cost of the Aircraft; and

          (iii)  For federal income tax purposes, Owner
     Participant will be entitled to deductions for interest payments on the Loan Certificates.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Aircraft" means, collectively, the Airframe and Engines.

     "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner
Trustee on the Delivery Date.

     "Aircraft Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), the Lease or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or Parts, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe or Engines under Section 5 of the Lease; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with the Lease, the Maintenance Program or such FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (provided, that all such materials shall be maintained in the English language); and such term shall include, without limitation, the documents described in Section N of Annex B to the Lease.

     "Airframe" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

     "Airframe Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of the Aircraft, Airframe, Engines or Parts (other than BFE and other than any Parts incorporated or installed in or attached or appurtenant to the Aircraft, Airframe or any Engine after delivery of the Aircraft, Airframe and Engines to Tramco, Inc. prior to the Delivery Date) under the Purchase Agreement or any other contract or other services provided for thereunder or related thereto.

     "Amortization Amount" means, with respect to any Loan Certificate, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Loan Certificate.

     "Amortization Schedule" means, with respect to each Loan Certificate, the amortization schedule for the Loan Certificates delivered pursuant to Section 2.02 of the Trust Indenture or, if a revised amortization schedule shall be established pursuant to
Section 9 of the Participation Agreement, the amortization schedule so established.

     "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

     "APU" means the auxiliary power unit installed on the Aircraft on the Delivery Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such APU shall not be vested in Lessor in accordance with Section 8.1 of the Lease, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with the Lease.

     "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government
Entity under and in accordance with Section 7.1.2 of the Lease, such other Government Entity.

     "Bankruptcy Code" means the United States Bankruptcy Code,
11 U.S.C. Section 102 et seq.

     "Base Lease Term" means the period beginning on and including the Commencement Date and ending on the Scheduled
Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Basic Rent" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

     "Beneficial Owner" when used in relation to a Loan Certificate means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make Whole Amount in respect of such Loan Certificate; provided, that a Person shall not be deemed to be a Beneficial Owner of a Loan Certificate solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Loan Certificate unless such Person is an Affiliate of such other Person.

     "Bills of Sale" means the FAA Bill of Sale, the Aircraft
Bill of Sale and the BFE Bill of Sale.

     "BFE" means all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature sold by Lessee to Owner Trustee pursuant to the BFE Bill of Sale.

     "BFE Amount" means the amount paid by Owner Trustee to Lessee to purchase the BFE, and is designated by Dollar amount in
Schedule 4 to the Participation Agreement.

     "BFE Bill of Sale" means the full warranty bill of sale executed by Lessee in favor of Owner Trustee, dated the Delivery
Date, identifying and covering the BFE.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas or Salt
Lake City, Utah.

     "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof):
(a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. equal to A1 or higher.

     "Certificate Holder" means at any time each holder of one or more Loan Certificates.

     "Change in Tax Law" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

     "Citizen of the United States" is defined in Section 102(16) of the Act and in the FAA Regulations.

     "Closing" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

     "Code" means the Internal Revenue Code of 1986, as amended; provided, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

     "Commencement Date" is defined in Schedule 1 to the Lease.

     "Commitment" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

     "Commitment Termination Date" is defined in Schedule 4 to the Participation Agreement.

     "Consent and Agreement" means the Manufacturer Consent and Agreement 104, dated as of even date with the Participation
Agreement, of Airframe Manufacturer.

     "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Certificate Holder.

     "Corporate Trust Office" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Certificate Holder.

     "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

     "Damage Payment Threshold" is defined in Schedule 1 to the Lease.

     "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "Debt Rate" (a) for the initial Funding Period, is defined in Schedule 4 to the Participation Agreement and (b) for the subsequent Funding Period shall be as determined pursuant to
Schedule 5 to the Participation Agreement.

     "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

     "Definitive Purchase Notice" is defined in Section 17.1 of the Lease.

     "Delayed Delivery Date" means a delayed Delivery Date notified to each Participant, Owner Trustee andMortgagee by Lessee pursuant to Section 5.3.1 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Delivery Date" means the Business Day specified in Lease
Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

     "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

     "DOT" means the Department of Transportation of the United
States or any Government Entity succeeding to the functions of such Department of Transportation.

     "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and
(b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "Engine Consent and Agreement" means the Engine Manufacturer
Consent and Agreement 104 dated as of even date with the Participation Agreement, of Engine Manufacturer.

     "Engine Manufacturer" means Rolls-Royce plc, a corporation organized under the laws of England.

     "ERISA" means the Employee Retirement Income Security Act of
1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "Event of Default" is defined in Section 4.02 of the Trust
Indenture.

     "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

     (a) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;

     (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

     (c) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property;

     (d) any seizure, condemnation, confiscation, taking or requisition of title to such property by any Government
          Entity or purported non-U.S. Government Entity;

     (e) any seizure, condemnation, confiscation, taking or requisition of use of such property, that continues until the earliest of (i) the last day of the Term,
          (ii) the date upon which the Aircraft is modified, altered or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (iii) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such property pursuant to the Lease (unless an indemnity in lieu of insurance is provided to Lessor and Mortgagee in accordance with Section 11.4 of the Lease) or (iv) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iv) shall not apply to such loss of use); and

     (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period expiring on the earlier to occur of (i) the last day of the Term or (ii) the date that is 180 days following commencement of such prohibition, provided, that if Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, then the date that is 360 days following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that for purposes of clauses (c), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

     "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 10 of the Participation Agreement or any corresponding payments under the Trust Indenture, (ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section 11.3 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (iv) above,
(vi) any right to enforce the payment of any amount described in clauses (i) through (v) above (provided, that the rights referred to in this clause (vi) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (vii) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

     "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, without limitation, claims or liabilities based or asserted upon
(a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark or other property or other right and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation), including, without limitation, all such costs, expenses and disbursements incurred by any person in asserting or establishing, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, Section 10 of the Participation Agreement.

     "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

     "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe
Manufacturer.

     "FAA Filed Documents" means the Lease, Lease Supplement
No. 1, the Trust Indenture, the Trust Agreement, the Trust
Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner
Trustee.

     "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

     "Fair Market Rental Value" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the First Renewal Lease Term or the Second Renewal Lease Term, as the case may be, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made quarterly, and (c) the Aircraft would be leased during any such Renewal Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

     "Fair Market Sales Value" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

     "Financing Statements" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Indenture Estate, (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (c) for purposes of Section 6.1.2 of the Participation Agreement only, terminating the lien of the
(i) Purchase Contract Security Agreement dated December 7, 1993, between Lessee and Engine Manufacturer and (ii) 757 Purchase Agreement Assignment dated February 7, 1994 between Lessee and Airframe Manufacturer.

     "First Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the Base Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the Scheduled Expiration Date, and ending on the First Renewal Term Expiration Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "First Renewal Term Expiration Date" means the first anniversary of the Scheduled Expiration Date.

     "First Security" means First Security Bank of Utah, National
Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

     "Funding Period" means each of the two successive periods, the first commencing upon the Delivery Date and ending on (but excluding) the Payment Date next preceding the tenth anniversary of the Delivery Date and the second commencing on such Payment Date and ending on (but excluding) the final maturity date of the Loan Certificates.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "GTA" means the Purchase Contract reference RR/CAL/DEG 2124 dated December 7, 1993, by and between Engine Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements that by their terms constitute part of such Purchase Contract), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Inclusion Event" is defined in the Tax Indemnity Agreement.

     "Indemnitee" means (a) First Security and Owner Trustee,
(b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture,
(d) each Participant, (e) Owner Participant Parent (but only in its capacity as issuer of the Owner Participant Guaranty),
(f) the Trust Estate and the Trust Indenture Estate, (g) each Affiliate of the persons described in clauses (a) through (e), inclusive, (h) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (a) through (g), inclusive and (i) the successors and permitted assigns of the persons described in clauses (a) through
(h), inclusive. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan Participant orCertificate Holder.

     "Indenture Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

     "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

     "Indenture Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in
Section 4.02 of the Trust Indenture.

     "Independent Tax Counsel" means independent tax counsel of recognized reputation selected by Owner Participant and reasonably acceptable to Lessee.

     "Interim Lease Term" means the period commencing on and including the Delivery Date, and ending on and including the day immediately preceding the Commencement Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Interim Term Value Date" is defined in Schedule 1 to the
Lease.

     "IRS" means the Internal Revenue Service of the United
States or any Government Entity succeeding to the functions of such Internal Revenue Service.

     "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government
Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "Lease" or "Lease Agreement" means the Lease Agreement 104, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

     "Lease Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

     "Lease Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "Lease Supplement" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "Lease Supplement No. 1" means the initial Lease Supplement, dated the Delivery Date.

     "Lessee" means Continental Airlines, Inc., a Delaware corporation.

     "Lessee Operative Agreements" means the Participation
Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity
Agreement, the BFE Bill of Sale, the Purchase Agreement
Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Lessee Person" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (other than any Indemnitee or any related Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

     "Lessor" means Owner Trustee in its capacity as lessor under the Lease.

     "Lessor Lien" means, with respect to any person and in respect of any property (including, without limitation, the Aircraft, Airframe, Engines, Parts or Aircraft Documents), any Lien on such property which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to or arising out of, directly or indirectly (i) its ownership of, Lien on or other interest in the Aircraft, Airframe, Engines, Parts or Aircraft Documents or all or any other part of the Trust Estate or Indenture Estate or (ii) any of the transactions contemplated by the Operative Agreements, (b) results from actions taken by such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) (i) in violation of such person's obligations under any of the terms of the Operative Agreements, (ii) not participated in or consented to by Lessee and (iii) not taken in connection with or by reason of the occurrence of a Lease Default or a Lease Event of Default, or (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, the Tax Indemnity Agreement or any other Operative Agreement; provided, that, for purposes of Sections 8.2.1 and
8.3.1 of the Participation Agreement, any Lien that is attributable solely to Owner Participant, First Security or Lessor and would otherwise constitute a Lessor Lien thereunder shall not constitute a Lessor Lien thereunder, so long as (A) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Permitted Sublessee), (C) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (D) First Security, Lessor or Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceedings, (E) the existence of such Lien does not result in actual interruption in the receipt and distribution by Mortgagee in accordance with the Trust Indenture of Rent assigned to Mortgagee for the benefit of the Certificate Holders, and (F) any property subject to such Lien is not then required to be conveyed to any other Person pursuant to Section 4.6 of the Lease.

     "Lessor's Cost" means the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer, and, with respect to BFE, Lessee, to purchase the Aircraft pursuant to the Purchase
Agreement and the Purchase Agreement Assignment, and is designated by Dollar amount in Schedule 4 to the Participation
Agreement.

     "Liability Deductible" is defined in Schedule 1 to the Lease.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "Loan Certificate Register" is defined in Section 2.07 of the Trust Indenture.

     "Loan Certificates" means and includes any Loan Certificates outstanding under the Trust Indenture.

     "Loan Participant" means, on or prior to the Delivery Date, the Person executing the Participation Agreement as Loan
Participant and thereafter, each Certificate Holder.

     "Loan Participant Agreements" means the Participation
Agreement and each other agreement or document delivered by Loan
Participant under the Participation Agreement or any other
Operative Agreement.

     "Loan Participant's Percentage," with respect to the Loan
Participant, means the Percentage of Lessor's Cost allocated to such Loan Participant in Schedule 3 to the Participation
Agreement.

     "MACRS Deductions" is defined in the Tax Indemnity
Agreement.

     "Maintenance Program" is defined in Annex C to the Lease.

     "Majority in Interest of Certificate Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Loan Certificates outstanding as of such date (excluding any Loan Certificates held by Owner Trustee, Lessee, Mortgagee or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to
Section 4.03 of the Trust Indenture (unless all Loan Certificates then outstanding shall be held by Owner Trustee, Owner Participant or any Affiliate of any thereof)).

     "Make-Whole Amount" means, with respect to a prepayment or purchase of a Loan Certificate, an amount equal to the greater of
(i) zero and (ii) (x) the present value, discounted on a quarterly compounded basis utilizing an interest factor equal to the Reinvestment Yield, of the principal payments provided for in the Amortization Schedule for such Loan Certificate (including the payment at final maturity) and the scheduled interest payments from the respective dates on which, but for such prepayment or purchase, such principal payments and interest payments would have been payable on such Loan Certificate, minus
(y) the principal amount of such Loan Certificate so to be prepaid or purchase or purchase plus accrued but unpaid interest thereon. For purposes of this definition, "Reinvestment Yield" shall mean the sum of the Yield Adjustment plus the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining Weighted Average Life to Maturity of such Loan Certificate as of the date of the proposed prepayment), as published by the Federal Reserve Board in its Statistical Release H.15(519) or any successor publication for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated in good faith by the holder or holders of at least 66-2/3% of the unpaid Original Amount of the Loan Certificates for such period. If no possible maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.

     "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative
Agreements.

     "Minimum Liability Insurance Amount" is defined in
Schedule 1 to the Lease.

     "Minimum Residual Percentage" is defined in Schedule 1 to the Lease.

     "Minimum Value Percentage" is defined in Schedule 1 to the Lease.

     "Mortgaged Property" is defined in Section 3.03 of the Trust
Indenture.

     "Mortgagee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as mortgagee under the Trust Indenture.

     "Mortgagee Agreements" means, collectively, the
Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Mortgagee Event" means either (i) the Loan Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

     "Net Economic Return" means Owner Participant's net after-tax yield and aggregate after-tax cash flow computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5.1 of the Tax Indemnity Agreement; provided, that, if the initial Owner Participant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; provided further, that, notwithstanding the preceding proviso, solely for purposes of Section 13 of the Participation Agreement and calculating any adjustments to Basic Rent, Stipulated Loss Values and Termination Values in connection with a refunding pursuant to such Section 13 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

     "Net Present Value of Rents" means the present value, as of the date of determination, discounted at ten percent per annum, compounded quarterly to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Lease Term, expressed as a percentage of Lessor's Cost.

     "Net Worth" means, for any person, the excess of its total assets over its total liabilities.

     "New Debt" means debt securities in an aggregate principal amount specified in the Refunding Information, which amount shall be no greater than the aggregate principal amount of all Loan
Certificates outstanding on the Refunding Date.

     "Non-U.S. Person" means any Person other than a United
States person, as defined in Section 7701(a)(30) of the Code.

     "Officer's Certificate" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President or Assistant Vice President, the Treasurer or the Secretary of such party.

     "Operative Agreements" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Owner Participant Guaranty, the Loan Certificates and each other Lessee Operative Agreement.

     "Optimization Certificate" is defined in Section 9(a) of the Participation Agreement.

     "Original Amount," with respect to a Loan Certificate, means the stated original principal amount of such Loan Certificate and, with respect to all Loan Certificates, means the aggregate stated original principal amounts of all Loan Certificates.

     "Owner Participant" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 12.1.1 of the Participation Agreement, both of such persons.

     "Owner Participant Agreements" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

     "Owner Participant Guaranty" means the Guaranty by Corporate
Affiliate of Owner Participant 104 dated the Delivery Date from
Owner Participant Parent to the beneficiaries named therein.

     "Owner Participant Parent" means the person executing the Owner Participant Guaranty.

     "Owner Participant's Percentage" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 3 to the Participation Agreement.

     "Owner Trustee" means First Security Bank of Utah, National
Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust
Agreement.

     "Owner Trustee Agreements" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Loan Certificates, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Participants" means, collectively, Owner Participant and Loan Participant and "Participant" means Owner Participant or
Loan Participant, individually.

     "Participation Agreement" means the Participation Agreement
104 dated as of July 15, 1994 among Lessee, Owner Participant,
Loan Participant, Owner Trustee and Mortgagee.

     "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (including, without limitation, all BFE, avionics, the APU and Passenger Convenience Equipment, but excluding Engines or engines), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine; provided, that the term "Parts" shall not be deemed to include any Passenger Convenience Equipment if and for so long as such Equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) as provided under Section D.3 of Annex C to the Lease.

     "Passenger Convenience Equipment" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

     "Payment Date" is defined in Schedule 1 to the Lease.

     "Payment Due Rate" is defined in Schedule 1 to the Lease.

     "Permitted Air Carrier" means any U.S. Air Carrier or any air carrier listed on Schedule 5 to the Lease.

     "Permitted Institution" means (a) any bank, trust company, insurance company, pension trust, finance or leasing corporation, financial institution or other person (other than, without Lessee's consent, a commercial air carrier or Affiliate thereof that is in direct competition with Lessee), in each case with a combined capital and surplus or net worth of at least $50,000,000, or (b) any Affiliate of any person described in clause (a) in respect of which such person has provided a written guarantee of the obligations assumed by such Affiliate under the Owner Participant Agreements in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee.

     "Permitted Lien" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

     "Permitted Sublease" means a sublease permitted under
Section 7.2.7 of the Lease.

     "Permitted Sublessee" means the sublessee under a Permitted
Sublease.

     "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government
Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, and any plan within the meaning of
Section 4975(e)(1) of the Code.

     "Post-Delivery Change in Tax Law" means a Change in Tax Law that is enacted, promulgated or issued after the Delivery Date and on or prior to the first anniversary of the Delivery Date that is based on or similar in substance or effect to one or more elements of the provisions of a proposal made after April 27, 1993 and on or before the Delivery Date by the President, the Department of the Treasury, the Majority Leader or Minority Leader of the House of Representatives or the staff or any member of the House Ways and Means Committee, the Senate Finance Committee or the Joint Committee on Taxation; provided, that such proposal was active or pending on the Delivery Date.

     "Preliminary Notice" is defined in Section 17.1 of the Lease.

     "Purchase Agreement" means the Purchase Agreement No. 1783, dated March 18, 1993 between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment 104, dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

     "Purchase Date" means the last Business Day of any of the Base Lease Term, First Renewal Lease Term, Second Renewal Lease
Term, Third Renewal Lease Term or Fourth Renewal Lease Term, as specified in any Purchase Notice.

     "Purchase Notice" is defined in Section 17.3.1 of the Lease.

     "Refunding Certificate" means a certificate of an authorized representative of Owner Participant delivered pursuant to
Section 13.1.1 of the Participation Agreement, setting forth
(a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 13 of the Participation
Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date and (ii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the proposed Amortization Schedules.

     "Refunding Date" means the proposed date on which the outstanding Loan Certificates will be redeemed and refinanced pursuant to Section 13 of the Participation Agreement.

     "Refunding Information" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

     "Renewal Lease Term" means, collectively, the First Renewal
Lease Term and the Second Renewal Lease Term, in each case, if any.

     "Renewal Notice" is defined in Section 17.2.1 of the Lease.

     "Renewal Rent" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

     "Rent" means, collectively, Basic Rent, Renewal Rent and
Supplemental Rent.

     "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

     "Replacement Engine" means an engine substituted for an Engine pursuant to Section 5.3, 7.2, 9 or 10 of the Lease.

     "Return Acceptance Supplement" means a Return Acceptance
Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

     "Scheduled Delivery Date" means the expected Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 5.1(a) of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Scheduled Expiration Date" means the Business Day next preceding the twentieth anniversary of the Delivery Date.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "Second Renewal Lease Term" means, if Lessee exercises its option to renew the Lease at the end of the First Renewal Lease Term pursuant to and in accordance with Section 17.2 of the Lease, the period commencing on the first day following the First Renewal Term Expiration Date, and ending on the second anniversary of the Scheduled Expiration Date.

     "Section 1110" means 11 U.S.C. Section 1110 of the
Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

     "Securities Act" means the Securities Act of 1933.

     "Security" means a "security" as defined in Section 2(1) of the Securities Act.

     "Similar Aircraft" means a Boeing Model 757-200 aircraft (other than the Aircraft) having a passenger compartment configuration (of the type used in Block Nos. ND301-325 as specified in Boeing Detail Specification D924N104-3 dated as of March 18, 1993, as amended or supplemented) most similar to the Aircraft.

     "SLV Rate" is defined in Schedule 1 to the Lease.

     "Stipulated Loss Value" means, with respect to the Aircraft,
(a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Loan Certificates prior to such date), the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date, together with accrued and unpaid interest on all such Loan Certificates as of such date.

     "Stipulated Loss Value Date" means (i) for any month, specified in Schedule 3 to the Lease, which precedes the month in which the Commencement Date occurs, the applicable Interim Term Value Date, and (ii) for any month, specified in Schedule 3 to the Lease, which includes or follows the month in which the Commencement Date occurs, the day in such month that corresponds to the day of the month on which the Commencement Date occurred or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Supplemental Rent" means all Expenses, Transaction Expenses and all other amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obliged to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under Section 10 of the Participation Agreement.

     "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "Tax Attribute Period" is defined in Section 3.4 of the Tax
Indemnity Agreement.

     "Tax Indemnitee" means (a) First Security and Owner Trustee,
(b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture,
(d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

If the Tax Indemnitee is the Airframe Manufacturer or Engine
Manufacturer, such Person shall be a Tax Indemnitee only in its capacity as Owner Participant, Owner Participant Parent, Loan
Participant or Certificate Holder.

     "Tax Indemnity Agreement" means the Tax Indemnity Agreement
104, dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "Term" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Interim Lease Term, the Base Lease Term and, if applicable, any Renewal Lease Term.

     "Termination Date" means any Payment Date occurring after the tenth anniversary of the Delivery Date and on or before the date one year prior to the Scheduled Expiration Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

     "Termination Value" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in
Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Loan Certificates prior to such date), the aggregate unpaid principal amount of all Loan Certificates outstanding as of such date, together with accrued and unpaid interest on all such Loan Certificates as of such date.

     "Termination Value Date" means (i) for any month specified in Schedule 4 to the Lease, which precedes the month in which the Commencement Date occurs, the applicable Interim Term Value Date, and (ii) for any month, specified in Schedule 4 to the Lease, which includes or follows the month in which the Commencement Date occurs, the day in such month that corresponds to the day of the month on which the Commencement Date occurred or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

     "Transaction Expenses" means all costs and expenses incurred by Owner Participant, Loan Participant, Owner Trustee and Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) any sublease or transfer of possession of the Aircraft or Airframe or any Engine, any Event of Loss with respect to the Aircraft, any Engine or any Part, any payment of Stipulated Loss Value or Termination Value and any replacement of any Engine or Part pursuant to the Lease,
(c) any optimization pursuant to Section 9 of the Participation Agreement, any refunding of the Loan Certificates pursuant to
Section 13 of the Participation Agreement or, pursuant to
Section 15.3 of the Participation Agreement, any restructuring of the transactions in accordance with Section 15 of the Participation Agreement, (d) any transfer of title to the Aircraft or any Engine contemplated by Section 4.6 of the Lease,
(e) all waivers, amendments or other agreements in connection with the Operative Agreements or the transactions contemplated thereby, in each case, except during the continuation of a Lease Event of Default, only to the extent requested by Lessee or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of the party incurring such costs or expenses not required by or made pursuant to the Operative Agreements), whether or not any of the same are also indemnified against by any other person, and
(f) with respect to Owner Trustee and Mortgagee, otherwise in connection with the administration of the transactions contemplated by the Participation Agreement, including, without limitation, in each such case (a) through (f), (i) the reasonable fees and disbursements of counsel for each Participant, counsel for Owner Trustee, counsel for Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing, (ii) all initial and ongoing fees, disbursements and expenses of Owner Trustee and Mortgagee, (iii) except as may be expressly provided in the Lease the fees, expenses and disbursements of any Appraiser retained under or as contemplated by the Participation Agreement or the Lease, and (iv) the reasonable fees, disbursements of counsel and other out-of-pocket expenses, of any Participant or Certificate Holder, or of Owner Trustee or Mortgagee incurred in connection with an optimization of the Amortization Schedule under Section 9 of the Participation Agreement.

     "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

     "Transferee" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Certificate Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Loan Certificate and the Trust Indenture Estate, respectively, as described in
Section 12.1.1(a), 12.1.2 or 12.1.3 (but excluding participants in any participation referred to in Section 12.1.3), respectively, of the Participation Agreement.

     "Trust" means the trust created by the Trust Agreement.

     "Trust Agreement" means the Trust Agreement 104, dated as of even date with the Participation Agreement, between Owner
Participant and Owner Trustee.

     "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement and the GTA including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Participant, Loan Participant, Certificate Holders or WTC) and requisition, indemnity or other payments or any kind for or with respect to the Aircraft (except amounts owing to Owner Participant, Loan Participant, Certificate Holders or WTC, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 10 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

     "Trust Indenture" means the Trust Indenture and Mortgage
104, dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

     "Trust Indenture Estate" is defined in the "Granting Clause" of the Trust Indenture.

     "Trust Indenture Supplement" means a Trust Indenture and
Mortgage 104 Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to
Section 401 of the Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations promulgated under the Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "U.S. Person" means any Person described in
Section 7701(a)(30) of the Code.

     "United States" or "U.S." means the United States of
America; provided, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. Government" means the federal government of the United
States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust
Indenture, but in its individual capacity.

     "Weighted Average Life to Maturity" of each Loan Certificate means at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Loan Certificate by the then outstanding principal amount of such Loan Certificate. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Loan Certificate provided for in the Amortization Schedule for such Loan Certificate by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Loan Certificate and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

     "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall at all times be in the sole possession and control of Lessee, (ii) shall be operated in all respects solely by regular employees of Lessee possessing all current certificates and licenses that are required under the Act or any FAA Regulations for the possession, use and operation of the Airframe and such Engines or engines (or, if the Airframe is then under foreign registration, in accordance with Section 7.1.2 of the Lease, the foregoing requirement shall apply in respect of all certificates and licenses required by such government of registration and the applicable Aviation Authority for the possession, use and operation of the Airframe and such Engines or engines), and (iii) shall in all events be maintained, insured and otherwise used and operated in compliance with the terms and provisions of the Lease.

     "Yield Adjustment" means, with respect to any prepayment of the Loan Certificates, .50%.

                                       ANNEX B -RETURN CONDITIONS
                                              LEASE AGREEMENT 104



                             ANNEX B

                        RETURN CONDITIONS


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]












ANNEX B - RETURN CONDITIONS
                                                           PAGE 1


                                            ANNEX C - MAINTENANCE
                                              LEASE AGREEMENT 104


                             ANNEX C

                           MAINTENANCE


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]














ANNEX C - MAINTENANCE
                                                           PAGE 1

                                                          ANNEX D
                                                        INSURANCE


                             ANNEX D

                            INSURANCE


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]













ANNEX D - INSURANCE

                                     EXHIBIT A - LEASE SUPPLEMENT
                                              LEASE AGREEMENT 104


                     LEASE SUPPLEMENT NO.__



     LEASE SUPPLEMENT No. __, dated _________, 199_, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement 104, dated as of July 15, 1994, with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and CONTINENTAL AIRLINES, INC., a Delaware corporation, as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement 104, dated as of July 15, 1994, relating to one Boeing Model 757-224 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease
Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessee has been duly authorized by Lessor to accept, and does hereby irrevocably accept on behalf of Lessor delivery of the Aircraft from Airframe Manufacturer under, and for all purposes of, the Aircraft Bill of Sale, the Participation Agreement and the Purchase Agreement Assignment.

     2. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing 757-224 aircraft (the
"Aircraft"), which Aircraft as of the date hereof consists of the following components:

          (i)  Airframe:  U.S. Registration No. N17104;
     manufacturer's serial no. 27294; and

          (ii)  Engines:  two (2) Rolls-Royce Model RB211-535E4-
     B-37 engines bearing, respectively, manufacturer's serial nos. 31268 and 31269 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     3. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     4. Lessee hereby confirms its agreement to pay Lessor Rent for the Aircraft in accordance with Sections 3 and 17, and the other provisions, of the Lease.

     5. Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative
Agreements.

     6.   All of the terms and provisions of this Lease
Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

     7. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     8. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.


             [This space intentionally left blank.]


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION
                                as Lessor, not in its individual
                                capacity, except as expressly
                                provided herein, but solely as
                                Owner Trustee under the Trust
                                Agreement




                              By_____________________________
                                Name:
                                Title:


                              CONTINENTAL AIRLINES, INC.,
                                as Lessee



                              By_____________________________
                                Name:
                                Title:


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION
                                as Lessor, not in its individual
                                capacity, except as expressly
                                provided herein, but solely as
                                Owner Trustee under the Trust
                                Agreement




                              By_____________________________
                                Name:
                                Title:


                              CONTINENTAL AIRLINES, INC.,
                                as Lessee



                              By____________________________
                                Name:
                                Title:

     Receipt of this original counterpart of the foregoing Lease
Supplement is hereby acknowledged on this ____ day of _________, 1994.

                              WILMINGTON TRUST COMPANY,
                                as Mortgagee



                              By_____________________________
                                Name:
                                Title:

                                       SCHEDULE 1 - CERTAIN TERMS
                                              LEASE AGREEMENT 104


                          CERTAIN TERMS


       Defined Term                       Definition
       ------------                       ----------



           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]













SCHEDULE 1 TO LEASE AGREEMENT

                                          SCHEDULE 2 - BASIC RENT
                                              LEASE AGREEMENT 104


                           BASIC RENT


        Payment Date                Percentage of Lessors Cost
        ------------                --------------------------



           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]












SCHEDULE 2 TO LEASE AGREEMENT
                                                           PAGE 1


                               SCHEDULE 3 - STIPULATED LOSS VALUE
                                              LEASE AGREEMENT 104


                      STIPULATED LOSS VALUE


           Percentage of                        Percentage
Month      Lessor's Cost           Month        Lessor's Cost
- -----      -------------           -----        -------------

           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]













SCHEDULE 3 TO LEASE AGREEMENT

                                   SCHEDULE 4 - TERMINATION VALUE
                                              LEASE AGREEMENT 104


TERMINATION VALUE



           Percentage of                        Percentage
Month      Lessor's Cost           Month        Lessor's Cost
- -----      -------------           -----        -------------

           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information.]














SCHEDULE 4 TO LEASE AGREEMENT

                              SCHEDULE 5 - PERMITTED AIR CARRIERS
                                              LEASE AGREEMENT 104


                     PERMITTED AIR CARRIERS

                           Aer Lingus
                           Air Canada
                           Air France
                            Air Inter
                         Air New Zealand
                            Alitalia
                           All Nippon
                  Ansett Airlines of Australia
                       Australian Airlines
                       Braathens S.A.F.E.
                         British Airways
                         British Midland
                        Britannia Airways
                Canadian Airlines, International
                  Cathay Pacific Air Lines Ltd.
                    Condor (Sub of Lufthansa)
                             Finnair
                           Icelandair
                    Iberia Air Lines of Spain
                         Japan Air Lines
                        Japan Air System
                               KLM
                            Lufthansa
                             Lux Air
                       Malaysian Airlines
                            Martinair
                        Monarch Airlines
                             Olympic
                       Phillipine Airlines
                       Qantas Airways Ltd.
                             Sabena
                  Scandinavian Airlines System
                   Singapore Airlines Limited
                            Swissair
                         TAP (Portugal)
                          Thai Airways
                            Transavia
                   Union de Transports Aeriens

                                            SCHEDULE 6 - PLACARDS
                                              LEASE AGREEMENT 104


                            PLACARDS


                           Leased from

       First Security Bank of Utah, National Association,
          not in its individual capacity but solely as
                 Owner Trustee, Owner and Lessor

                               and
                          Mortgaged to

                    Wilmington Trust Company,
      not in its individual capacity but solely as Mortgagee